Exhibit 7.05
GUARANTEE AND PLEDGE AGREEMENT
          For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce UBS AG (the “Bank”) to make one or more loans or otherwise extend credit to or for the account of CR-1 SA de CV, CR-2 SA de CV, CR-3 SA de CV, CR-4 SA de CV, and/or CR-5 SA de CV (herein called the “Obligor”) pursuant to the General Terms and Conditions of Credit Arrangements between the Obligor and the Bank in effect from time to time (including any Schedule I thereto, the “General Terms”) or any other credit arrangements (together with the General Terms, the “Credit Arrangements”), or to or for the account of others whose obligations to the Bank are guaranteed by the Obligor (the documents pursuant to which such obligations are so guaranteed being the “Obligor’s Guarantees”), the undersigned (the “Guarantor”) hereby agrees as follows:
I. Guarantee
          The Guarantor hereby unconditionally and irrevocably guarantees to the Bank, its successors, endorsees and assigns, the prompt payment when due of all obligations and liabilities of all kinds of the Obligor to the Bank under the Credit Arrangements and the Obligor’s Guarantees and, in each case, any promissory note or other evidence of the indebtedness created thereunder, whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and howsoever or whenever incurred by the Obligor (the “Obligations”).
          The Guarantor’s obligations hereunder shall not be affected by the genuineness, validity or enforceability of the Credit Arrangements or the Obligor’s Guarantees or, in each case, the credit extended or guaranteed thereunder or pursuant thereto or by the perfection, or extent, of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Agreement. In the event that at any time any payment to the Bank in respect of any Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder, or the Guarantor’s obligations hereunder shall be reinstated, in respect of such Obligation as if such payment were due but not paid at such time.
          The Guarantor agrees that the Bank may at any time and from time to time, without notice to or further consent of the Guarantor, accept Obligor’s Guarantees, make loans or otherwise extend credit to the Obligor or to others whose obligations have been guaranteed by the Obligor, extend the time of payment of, or exchange or surrender any collateral for, any of the Obligations or such guaranteed obligations, and may also make any agreement with the Obligor or with any other party liable on any of the Obligations or such guaranteed obligations for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof, without in any way impairing or affecting this

Agreement. The Guarantor agrees that the Bank may resort to the Guarantor for payment of any of the Obligations whether or not the Bank shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Obligations.
          This is a continuing guarantee and shall remain in full force and effect and be binding upon the Guarantor and the Guarantor’s successors and assigns until seven days after the date on which written notice of its revocation shall actually be received by the Bank. No such revocation shall release the Guarantor or affect in any manner the rights, remedies, powers, security interests and liens of the Bank under this Agreement with respect to any of the Obligations arising prior to the effectiveness of such revocation or arising thereafter pursuant to a commitment of the Bank in effect prior to such revocation.
II. Grant of Security Interest
1. Security Agreement. As security for the payment of all of the Obligations, the Guarantor hereby grants to the Bank a security interest in and lien upon the following (collectively referred herein as the “Collateral”): (i) Account No. FL26121 of the Guarantor with UBS International Inc. (“UBSI”) (and any account number that shall subsequently be assigned to such account by UBSI) and the balance thereof and all assets credited thereto from time to time (the “Account”), including any other present or future claim of the Guarantor with respect to the Account, (ii) all money, instruments, securities, documents, credits, claims, demands and any other property, rights or interests of the Guarantor or in which the Guarantor has any interest, of any kind, tangible or intangible, which are ever in the Account, (iii) any other assets identified as Collateral on Schedule I to the General Terms or in which the Guarantor otherwise grants a security interest to the Bank and (iv) all interest and dividends on and proceeds, products and accessions of and to, and any property received or issuable in exchange for, any of the foregoing. The Bank shall be deemed to have possession of any property in transit to or set apart or held for it or any of its affiliates, agents, custodians, sub-custodians, associates or correspondents. All withdrawals and substitutions of Collateral shall be subject to the Bank’s discretion and to applicable law.
          The Bank shall have with respect to the Collateral, in addition to any rights referred to herein, all the rights of a secured party under the Uniform Commercial Code of New York. The Bank shall have the right (but not the obligation) (i) to hold any Collateral in its name, in the name of any custodian or sub-custodian for the Bank or in the name of any nominee of any of such entities, and to require the Guarantor to transfer Collateral into any such name, (ii) in its name or the name of the Guarantor to demand, sue for, collect and receive any money or property at any time due or payable on account of or in exchange for any Collateral, compromise or settle, extend the time of payment or alter the terms of payment of, any Collateral, and take any other action which the Bank deems necessary or appropriate in connection with any Collateral or its custody or preservation, all without notice to the Guarantor and without discharging any Obligation or incurring any liability to the Guarantor. Upon the occurrence of a default or Event of Default (as defined in the Credit Arrangements, the Obligor’s Guarantees or the credit arrangements supported by the Obligor’s Guarantees), after any grace period that may be applicable, the Bank may apply the Collateral to the Obligations in such order and in such manner as it may choose. The Bank shall have no obligations with respect to Collateral except to use reasonable care in the custody and preservation thereof to the extent required by law. With respect to any Collateral held by a custodian or sub-custodian for the Bank, the Bank’s duty under the preceding sentence shall be limited to the use of reasonable care in the selection of such custodian or sub-custodian. The Guarantor, and not the Bank, shall be obligated to give any notice or take any other steps necessary to preserve rights against any other or prior party to any instrument. To the extent permitted by law, any requirement of reasonable notice imposed by law shall be deemed met if such notice is in writing and is mailed, transmitted by facsimile or hand delivered to the Guarantor at least three business days prior to the sale, disposition or other event giving rise to such notice requirement, provided that the Bank shall not be required to give any prior notice to the Guarantor in connection with the sale or other intended disposition of Collateral that is of a type customarily sold on a recognized market or threatens to decline speedily in value. Notwithstanding the realization by the Bank upon all of the Collateral, unless the Bank has proposed that it retain the Collateral in satisfaction of the Obligations and no written objection has been made thereto within the time specified in any applicable section of the New York Uniform Commercial Code, the Guarantor shall continue to be liable for any balance of the Obligations (including interest to the date of payment) which shall thereafter remain unpaid. For purposes of this Article II, (i) the term “Bank” shall be deemed to refer to all offices of UBS AG and (ii) references to “Obligations” shall be deemed to include all obligations of the types included in the definition thereof owed to any office of UBS AG.
2. Lending Value of Collateral. The Guarantor understands and agrees that the Guarantor must maintain Collateral in which the Bank has a first-priority, perfected security interest having a Lending Value, as defined below, equal to not less than 100% of the principal of, interest on and all other amounts payable in respect of the Obligations outstanding from time to time (including without limitation Obligations which have not yet matured or are contingent) (the “Required Lending Value”). “Lending Value” shall mean the percentage set forth in the General Terms (receipt of a copy of which the Guarantor hereby acknowledges), or otherwise fixed by the Bank from time to time in its discretion, of the fair market value, as determined by the Bank from time to time, of the relevant class of collateral, subject, in the case of any security which, under the circumstances, is covered by Regulation U or Regulation X of the Federal Reserve Board, to any maximum margin percentage imposed by such Regulations, it being understood that, unless specifically agreed by the Bank in writing, the Bank may change or eliminate the percentage applicable to any class of Collateral at any time without prior notice to the Guarantor. The Guarantor agrees immediately to deliver additional Collateral to the Bank to the extent that, at any time, the aggregate Lending Value of the Collateral is less than the Required Lending Value. While any Obligations or Obligor-guaranteed obligations are outstanding, the Bank reserves the right not to release, or allow the substitution of, any of the Collateral if such release or substitution would cause the Lending Value thereof to fall below the Required Lending Value.
3. Agreements and Representations Relating to Collateral. The Guarantor represents and agrees that the Guarantor owns and will at all times own the Collateral free and clear of any lien or other encumbrance other than the security interest created hereby and that the Collateral will not at any time include (i) securities the ownership of which is required to be reported under Rule 13d-1 under the Securities Exchange Act of 1934 or (ii) “restricted securities” as defined in Rule 144 under the Securities Act of 1933 or any other security or other property that is subject to any restriction on the sale, pledge or other disposition thereof under applicable law or under any agreement or instrument to which the Guarantor is subject. The Guarantor further represents and agrees that the Collateral and any other collateral supporting any Obligation is the rightfully derived property of the party in whose name it is held and that there are no pending or, to its knowledge, threatened proceedings that could result in a forfeiture of the Collateral or such other collateral, and the Guarantor agrees to inform the Bank of any such proceeding, pending or threatened. The Guarantor’s representations herein shall be deemed repeated at the time of each financial accommodation given by the Bank to the Obligor or to any obligor under any Obligor-guaranteed credit arrangement. If any portion of the Collateral is held in an account managed on a discretionary basis by the Bank or any other office or affiliate of UBS AG, the Guarantor (i) acknowledges that the dual role of UBS AG and/or such affiliate as creditor and discretionary manager could give rise to a potential conflict of interest and (ii) consents to the performance by UBS AG and/or such affiliate of that dual role. The Guarantor will, at the Guarantor’s expense and in such form as the Bank may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Bank may request, in order to create, preserve, perfect or validate the security interest created hereby or to enable the Bank to exercise and enforce its rights hereunder or under applicable law with respect to any of the Collateral.
4. Set-Off. In addition to the Bank’s security interest, it shall at all times have a right to set off against the Obligations at or after the time at which they become due, whether at stated maturity, by acceleration, upon demand or otherwise, all collected funds at any time in any account maintained with the Bank by or for the benefit of the Guarantor or other party obligated for the Obligations or Obligor-guaranteed Obligations, unless such account is clearly denominated in the Bank’s records as not being the Guarantor’s or such other party’s property, in which case such right of set-off shall apply only to so much thereof as belongs to the Guarantor or such other party. This right is in addition to, and not in limitation of, any right the Bank may have at law or otherwise. If any Obligations or Obligor-guaranteed obligations are secured by California real property, any application of the Collateral thereto shall conclusively be deemed to be an exercise of the Bank’s rights under the Uniform Commercial Code of California, rather than an exercise of any right of set-off.
5. Notification Regarding Shares. The Guarantor acknowledges that, in the event that any Collateral constituting shares of stock (the “Shares”) are registered in the name of a person or entity other than the Bank or its designee, the Bank may not receive (and accordingly will have no responsibility to act on) any notice of corporate actions or events provided to the shareholders of the issuer of the Shares (the “Issuer”). The Guarantor agrees to (i) notify the Bank promptly upon receipt of any communications to shareholders of the Issuer disclosing or proposing any stock split, stock dividend, extraordinary cash dividend, spin-off or other corporate action or event as a result of which the Guarantor would receive securities, cash (other than ordinary cash dividends) or other assets in respect of the Shares pledged to the Bank and (ii) immediately upon receipt by the Guarantor of any such assets, deliver them to or as directed by the Bank as additional Collateral.
III. Miscellaneous Provisions
1. Expenses. The Guarantor shall be liable to the Bank, and shall promptly reimburse it on demand, for all reasonable expenses incurred by the Bank as a result of any default or Event of Default (as defined in the Credit Arrangements, the Obligor’s Guarantees or the credit arrangements supported by the Obligor’s Guarantees), including reasonable fees and disbursements of counsel and all reasonable expenses incurred in collection and in the protection of its rights in respect of the obligations of the Guarantor hereunder (including all expenses incurred in connection with any workout or any bankruptcy or similar proceedings relating to the Guarantor). The Guarantor shall also reimburse the Bank from time to time at the Bank’s request for any reasonable out-of-pocket expenses incurred by the Bank in connection with the Collateral and the Bank’s security interest therein.
2. Waivers of the Guarantor. The Guarantor waives notice of the acceptance of this Agreement and of the making of any loans or extensions of credit to the Obligor or any other party, presentment to or demand or payment from anyone liable in any manner with respect to any of the Obligations, presentment, demand, notice of dishonor, protest and all other notices whatsoever.
3. Modification; Notices; Demands. No delay on the part of the Bank in exercising any of its options, powers or rights, and no partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any rights hereunder, or under any other document or applicable law, and no amendment or modification hereof or thereof, shall be effective unless the same shall be in writing, duly signed on behalf of the party against whom such waiver, modification or amendment is asserted, and each such waiver, if any, shall apply only with respect to the specific instance involved, and, unless otherwise expressly agreed to in writing, shall in no way impair the rights or obligations of any party in any rights or obligations of any party in any other respect at any other time. Any notice or demand or request shall be in writing and shall be deemed to have been received and shall be effective on the day on which delivered if (a) personally delivered, (b) transmitted by telex, telecopier or telegram, or (c) mailed by certified mail or sent by courier service providing evidence of delivery (in which case such notice shall be deemed to be delivered on the date shown on any receipt or other evidence of delivery or refusal), and notices transmitted as provided in clauses (b) or (c) (i) in the case of the Bank, shall be addressed to the Bank at 101 Park Avenue, New York, New York 10178, or at any other address designated by the Bank for such purpose in a notice given to the notifying party in the manner herein provided, and (ii) in the case of the Guarantor, shall be addressed to the Guarantor at the Guarantor’s address set forth below (or if none is set forth, at the Guarantor’s address in the records of the Bank or its affiliates), or at any other address designated by the Guarantor for such purpose in a notice given to the Bank in the manner hereinabove provided.
4. Cooperation; Additional Documentation. The Guarantor will execute all other documents, including without limitation any government form under margin regulations, as the Bank may deem necessary or appropriate in connection herewith, and will cooperate with and assist the Bank in protecting and realizing upon the Bank’s rights and interests.
5. Power of Attorney. The Guarantor hereby irrevocably appoints the Bank, and any officer of the Bank designated by the Bank from time to time, with full power of substitution, the Guarantor’s attorney-in-fact with full power and authority in the Guarantor’s name and on the Guarantor’s behalf, in such attorney-in-fact’s sole discretion, to exercise all rights and powers of the Guarantor with respect to the Collateral and any Account and take any action to preserve or realize upon the Bank’s security interest, and otherwise to perform any act which the Guarantor is obligated to perform hereunder.

6. Enforceability of Guarantor’s Obligations; Solvency. Anything contained in this Agreement to the contrary notwithstanding, the amount of the obligations payable by the Guarantor hereunder shall be the aggregate amount of the Obligations unless a court of competent jurisdiction adjudicates the Guarantor’s obligations to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), in which case the amount of the obligations payable by the Guarantor hereunder shall be limited to the maximum amount that could be guaranteed by the Guarantor without rendering the Guarantor’s obligations under this Agreement invalid or unenforceable under such applicable law.
          The Guarantor hereby represents that he/it is Solvent and will be Solvent upon the completion of all transactions contemplated to occur on or before the consummation of the transactions comprising the Credit Arrangements and the Obligor’s Guarantees (including, without limitation, the making of this Agreement).
          “Solvent” means, with respect to the Guarantor, that as of the date as of which his/its solvency is to be measured: (i) the fair saleable value of his/its assets is in excess of (A) the total amount of his/its liabilities (including contingent, subordinated, absolute, fixed, matured, unmatured, liquidated and unliquidated liabilities) and (B) the amount that will be required to pay the Guarantor’s probable liability on his/its debts as such debts become absolute and matured; (ii) he/it has sufficient capital to conduct his/its business; and (iii) he/it is able to meet his/its debts as they mature.
7. ARBITRATION. If any dispute, controversy or claim arises out of or relates to this Agreement or any other document, or to any obligation or other transaction or relationship between the Guarantor and the Bank (all such documents, obligations, transactions and relationships being referred to herein collectively as the “Relationship”), including but not limited to any dispute, controversy or claim with regard to any agreement, the breach thereof, or any account or transaction the Guarantor has with the Bank, the Guarantor and the Bank (also referred to as “the parties”) (i) shall, to the extent possible, attempt to settle that dispute, controversy or claim amicably by negotiation between the parties within 45 days from the date of written notice by either party to the other of the existence of a dispute, controversy or claim, and (ii) agree that, failing an amicable settlement, such dispute, controversy or claim shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.
          The place of arbitration shall be the Borough of Manhattan, New York City. The language of the arbitration shall be English. Any award in the arbitration shall be payable in U.S. dollars. The number of arbitrators shall be three, all of whom shall be lawyers admitted to the Bar of the State of New York with expertise in banking and securities matters, and who may have been or be members of the banking or securities industry. Within 20 days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within 30 days of their selection. If any arbitrators are not selected within these time periods, the AAA shall make the required selection. All costs and expenses of the arbitrators and the AAA shall be borne by the parties equally, and each of the parties shall bear the expenses and costs of his or its own counsel, experts, witnesses, preparation and presentation of his or its case.
          In any arbitration commenced hereunder, or in any other proceeding between the parties, the parties hereby expressly waive, and the arbitrators are not empowered to award damages for, any and all claims for punitive, consequential or exemplary damages, as well as any claims for lost profits, or loss of business opportunity or prospective economic advantage. Except as may be required by law or regulation, neither the parties, their representatives, nor the arbitrators may disclose the existence, content or results of any arbitration between the parties without the prior written consent of both the Guarantor and the Bank.
          With regard to arbitration, the Guarantor hereby acknowledges, agrees and understands that:
•	Arbitration is final and binding on the parties.

•	The parties are waiving their right to seek remedies in court, including the right to jury trial, and the right to punitive and other types of damages.

•	Pre-arbitration discovery is generally more limited than and different from court proceedings.

•	The arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right to appeal or seek modification of rulings by the arbitrators is strictly limited.

•	The panel of arbitrators may include arbitrators who were or are affiliated with the banking or securities industry.
8. Governing Law; Suits; Jury Trial. UNLESS OTHERWISE AGREED BY THE PARTIES IN WRITING, ALL THE RIGHTS AND OBLIGATIONS OF THE BANK AND THE GUARANTOR WITH RESPECT TO THE RELATIONSHIP SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CHOICE OF LAW OR CONFLICT OF LAWS.
          In the event that the arbitration provision contained herein is found to be unenforceable, the Guarantor agrees to submit to the exclusive jurisdiction of the courts of the United States for the Southern District of New York and the courts of the State of New York; provided, however, that proceedings against the Guarantor may also be brought in courts of the jurisdiction of the Guarantor’s residence or place of business if the Bank so elects. THE GUARANTOR AND THE BANK IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY PROCEEDING CONCERNING THE RELATIONSHIP. In each case, the Guarantor hereby waives any objection to jurisdiction or venue in any such proceeding commenced in said courts. The Guarantor hereby waives personal service of any summons, complaint or other process and agrees that any process required to be served on the Guarantor for purposes of any such proceeding may be served on the Guarantor, with the same effect as personal service within the State of New York, by certified mail or by courier service providing evidence of delivery addressed to the Guarantor at the Guarantor’s address for notices as provided in Article III(c) and shall be deemed to have been served when received or delivered at such address.
          If any provision hereof is invalid or unenforceable under applicable law, the other provisions hereof shall remain in full force and effect. All rights and remedies granted to the Bank hereunder, under any other document and under applicable law shall be cumulative and may be exercised by the Bank from time to time.
          In witness whereof, the Guarantor has executed this Agreement as of October 29, 2007.

IXE Banco, S.A. Fideicomiso F/466

NAME OF GUARANTOR

Authorized Signature(s)

Address:

For Client No: 40478
Pledgor’s Account No: 40723
PLEDGE
In consideration of any financial accommodation given, to be given or to be continued to: EUSTAQUIO TOMAS DE NICOLAS GUTIERREZ (the “Obligor”) by Banco Santander International (the “Bank”), the undersigned (the “Pledgor”) hereby assigns to, transfers to and pledges with Bank, and grants to Bank a continuing security interest in the shares of Desarolladora Homex, S.A.B. de C.V., now or hereafter existing, held or managed by or booked or deposited with Bank (whether or not under the Account Numbers set forth above), together with all proceeds (thereof, all dividends, interest and capital appreciation previously or hereafter earned thereon, and all distributions previously or hereafter made with respect thereto (all of the foregoing being collectively the “Collateral”). The Pledgor hereby agrees that the Collateral secures: (a) the payment, obligations and performance relating to or arising out of the Promissory Note dated as of FEBRUARY 4, 2008, executed by the Obligor in favor of Bank in the stated principal amount of U.S.$5,000,000.00 (Five Million U.S. dollars), in substance as attached hereto as Exhibit A and as amended, restated or modified from time to time (the “Note”), and (b) all other debts, obligations and liabilities including , but not limited to, Advances (as defined in the Note) for principal, interest or other amounts, (whether absolute, direct or contingent) of Obligor, now or hereafter existing, due or to become due to, or held or to be held by the Bank (each of the foregoing, the “Obligations”).
This Pledge (as amended, supplemented, modified, extended, renewed, restated, or replaced from time to time) is supplemented and amended by Pledge Addendum For Margin Loans dated as of FEBRUARY 1, 2008, executed by Pledgor in favor of Bank, (the “Addendum”), and is hereby incorporated as part of this Pledge,
1.	Pledgor represents and warrants that the Collateral is and will be validly and duly pledged to Bank in accordance with applicable law and agrees to defend Bank’s right, title, lien and security interest in and to the Collateral against the claims and demands of all persons whomsoever. Pledgor also represents and warrants to Bank that it has good title to the Collateral; and is the sole owner of the Collateral, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever (other than the ones created hereby), that no consent or approval of any governmental or regulatory authority was or is necessary to the validity or enforcement of this Pledge and that Pledgor has the right and power to assign and pledge the Collateral to Bank. Unless prior notice is applicable pursuant to a provision of this Pledge, its Addendum or Note (all the foregoing being collectively the “Loan Documents”), Bank is hereby authorized, upon default in the payment or performance of any of the Obligations and without prior consent of or notice to Pledgor, to apply the funds represented by or included in the Collateral to the payment of the Obligations and to sell the Collateral or withdraw funds for such purpose at such time and in such amounts as Bank shall, in its discretion, determine, and, so doing so, may effect whatever foreign exchange transactions it considers necessary or advisable at the expense of the Obligor. Bank shall not be required to institute or to complete any efforts of collection against Obligor or Pledgor before proceeding to apply the Collateral to the payment of the Obligations.
2.	The assignment, transfer and pledge made hereunder shall be and remain irrevocable and none of the Collateral shall be cancelled, withdrawn or sold by Pledgor until such time as any and all of the Obligations are repaid in full and Bank has cancelled this Pledge in writing. Bank, in its sole discretion, at the request of Pledgor may accept substitute accounts and/or assets of equal or greater value in exchange for the Collateral initially existing. All the Collateral consisting of time deposits, including any and all interest accruing thereon, shall be renewed and re-deposited automatically at the termination of each time period until such time as all of the Obligations are repaid in full and Bank has cancelled this Pledge in writing except to the extent Bank, in its sole discretion, agrees in writing to accept substitute Collateral for such time deposits. At all times until the Obligations are paid in full and Bank cancels this Pledge in writing. Bank shall have complete control over the Collateral.

3.	Pledgor shall deliver to Bank, when the Loan Documents are signed, any and all certificates and receipts evidencing or included in the Collateral to be held by Bank as long as this Pledge is in effect; and, in the event that any change, including but not limited to any renewal, is made or declared with respect to the Collateral or any Collateral is added to or substituted for that initially existing, any new, substituted or additional certificates or receipts issued by reason thereof, shall be delivered to Bank to be held by it as long as this Pledge is in effect.

4.	Pledgor agrees to pay Bank on demand all reasonable costs and expenses incurred by Bank (including reasonable legal fees and disbursements of counsel) arising in connection with the preservation, administration and enforcement (including enforcement at trial, appellate and insolvency proceedings and whether or not suit is brought) of rights under this Pledge.

5.	Pledgor will not permit any liens, security interests or adverse claims other than those in favor of Bank to exist upon any of the Collateral. Pledgor shall deliver to Bank any and all passbooks, certificates, and other documents, including documents of title, representing the Collateral, and shall also deliver to Bank all documents representing any renewals of the Collateral. Pledgor hereby consents and hereby authorizes Bank, at any time and from time to time, to cause all or any of the Collateral to be transferred to or registered in Bank’s name or the name of its nominee or nominees.

6.	Pledgor shall take any action requested by Bank, from time to time, that may be needed to perfect, protect or enforce Bank’s rights and interests created by this Pledge. Further, Pledgor hereby irrevocably appoints Bank the attorney-in-fact of Pledgor, with full authority to take any action, in the name of and on behalf of Pledgor, that Bank considers necessary or appropriate to effectuate the purposes of this Pledge. Without limiting the generality of the foregoing, Bank shall have the right and full power to withdraw monies from the Collateral, to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any interest, dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same. Bank may take any steps that it believes necessary to protect its rights in the Collateral. Upon Bank’s request, Pledgor shall execute and deliver, or cause to be executed and delivered, to Bank (a) any and all documents which the Bank may reasonably require to evidence Bank’s security interest and perfection in the Collateral, including, but not limited to, financing statements, registrations or other notices, Bank provides covering alt or any of the Collateral, (b) a notice of security interest and control agreement from each and any securities intermediary with respect to any Collateral constituting “investment property” (as defined in the Uniform Commercial Code as adopted by the State of Florida, United States of America) and from each and any depository or issuer of Collateral consisting of a deposit account or certificate of deposit, and (c) a notice to and acknowledgement from each and any bailee of any Collateral.

7.	If any of the Obligations shall not be performed when due (either at maturity, upon acceleration or upon demand as the case may be), Bank, without obligation to resort to other security, shall have the right, at any time and from time to time (unless prior notice is applicable pursuant to a provision of any of the Loan Documents, to sell, resell, assign and deliver, in its discretion, all or any of the Collateral, in one or more parcels at the same or different times, and to convey all right, title and interest claim and demand therein and right of redemption thereof, either on any securities exchange on which the Collateral or any of it may be listed, or at public or private sale, for cash, upon credit or for future delivery. In connection therewith Bank may grant options, and in such case only Pledgor hereby waives and releases any and all equity or right of redemption, if any of the Collateral is sold by Bank upon credit or for future delivery, Bank shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure. Bank may resell such Collateral. In no event shall Pledgor be credited with any part of the proceeds of sale of any Collateral until cash payment thereof has actually been received by Bank. In addition, should any portion of the Collateral consist of a time deposit or deposits with a financial institution. Bank may terminate such deposit or deposits prior to the maturity thereof and any penalties payable in connection therewith shall be for the sole account of Pledgor.

8.	No demand, advertisement or notice to Pledgor, all of which are hereby expressly waived by Pledgor, shall be required to be given by Bank in connection with any sale or other disposition of any part of the Collateral which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise Bank shall give Pledgor at least five Business Days (as defined below) prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice Pledgor hereby agrees is reasonable, all other demands, advertisements and notices being hereby waived by Pledgor. “Business Days” means any day except Saturday, Sunday and any day which is in Miami, Florida, United States of America a legal holiday, or a day in which banking institutions are authorized or required by law or other government action to close for business; unless otherwise stated as a Business Day, the word “days” means calendar days. Bank shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned, from time to time, by announcement before or at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was adjourned. In the case of all sales of the Collateral, public or private, Pledgor shall pay all reasonable costs and expenses of every kind for sale and/or delivery, including brokers’ and reasonable attorneys’ fees, and after deducting such costs and expenses from the proceeds of sale. Bank shall apply any remainder due to the payment of principal, interest and other amounts owed with regard to the Obligations.

9.	Bank shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral actually in its possession. Without limiting the generality of the foregoing, Bank shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any of the Collateral, whether or not Bank has or is deemed to have knowledge of such matters and whether or not Bank has established internal procedures to deal with them, or (b) taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

10.	If Pledgor and Obligor are different persons (but without limiting Bank’s rights, and Pledgor’s obligations otherwise), all rights and interests of Bank hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any documents evidencing the Obligations; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to or departure from any documents evidencing any of the Obligations; (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor or surety. Pledgor hereby waives any defense or claim based on any of the foregoing.

11.	Except until such time as any and all Obligations are repaid in full and Bank has cancelled this Pledge and the Note, this Pledge shall not be considered as satisfied or discharged by an intermediate payment of the whole or part of the Obligations owing as aforesaid, but shall constitute and be a continuing security to the Bank notwithstanding any settlement of account or other matter or thing whatsoever and shall be in addition to, and shall not operate in any way so as to prejudice or affect, any guarantee, lien, pledge, bill, note, mortgage or other security or right or remedy (whether created by the deposit of documents or otherwise) which the Bank may now or at any time hereafter hold for or in respect of the Obligations hereby secured or any part thereof.

12.	In the event that any applicable law, order, regulation, treaty, or directive issued by any central bank or other governmental authority, agency, or instrumentality or any governmental or judicial interpretation or application thereof, or compliance by Bank with any request or directive (whether or not having the force of law) issued by arty central bank or other governmental authority, agency, or instrumentality: (a) does or shall require or shall induce Bank to make further extensions of credit to Obligor, or to make extensions of credit to Pledgor or to individuals or entities, private, public, or governmental, by reason of the Obligations; (b) does or shall subject Bank to any tax of any kind whatsoever with respect to this Pledge or any credit extensions made to Obligor, or change the basis of taxation of payments to Bank or principal, fees, interest, or any other amount payable hereunder or with respect to the Obligations (except for change in the rate of tax on the overall net income of Bank); (c) does or shall impose, modify, or hold applicable any reserve, capital requirement, special deposit, compulsory loan, or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Bank which are not otherwise included in the determination of interest payable on the Obligations; or (d) does or shall impose on Bank any other condition; and the result of any of the foregoing is that Bank makes further extensions of credit to Obligor or makes extensions of credit to Pledgor or to individuals, or entities, private, public or governmental or any of the foregoing shall increase the cost to Bank of making, renewing, or maintaining any credit extensions to Obligor or reduce any amount receivable in respect thereof or the rate of return on the capital of Bank or any corporation controlling Bank, then, in any such case. Bank may elect to consider the same a default in the performance of the Obligations. Pledgor acknowledges that, in any such event, Bank is empowered to accelerate the maturity of the Obligations by declaring the Obligations due and may realize on the Collateral after Bank provides a 10 calendar days notice.

13.	At all times Pledgor shall maintain or cause to be maintained Collateral of a type and with a value satisfactory to Bank. If at any time Bank determines in its sole discretion, and so notifies Pledgor, that the value of the Collateral has decreased or that for any other reason the Collateral is no longer satisfactory to Bank. Pledgor shall deliver and pledge to Bank (in a manner satisfactory to Bank), within 3 Business Days after Bank’s request, additional Collateral of a type and with a value satisfactory to Bank, and any failure to do so shall be considered a default hereunder and in the performance of the Obligations, entitling Bank to realize upon the Collateral, Pledgor understands that if the Obligations and one or more of the deposit accounts, instruments, securities or other items constituting Collateral are in different currencies, there is a risk that the Collateral will become unsatisfactory to secure the Obligations as a result, in whole or in part, of exchange rate fluctuations involving those currencies.

14.	Failure or delay by Bank in the exercise of any rights hereunder shall not be construed to be a waiver of such rights. No waiver of any breach hereunder shall be effective unless Bank shall have waived such breach in writing, and no waiver of one breach hereunder shall be deemed to be a waiver of any other breach not so waived.

15.	If at any time one or more of the provisions in this Pledge is or becomes invalid, illegal or unenforceable in respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Pledge shall not in any way be affected or impaired thereby.

16.	Any notice or demand to or upon Pledgor shall be deemed to have been sufficiently given for all purposes hereof if given in writing and mailed or delivered to Pledgor at the last known address of Pledgor appearing on the records of Bank.

17.	This Pledge and the rights and obligations of Bank and Pledgor hereunder shall be construed in accordance with, and governed by, the law of the State of Florida, U.S.A., without regard to any conflicts-of-Jaw rule or principle that would give effect to the laws of another jurisdiction. Any legal suit, action or proceeding arising out of or relating to this Pledge against Pledgor, or any property of Pledgor, may be brought in the courts (state or federal), of either (at Bank’s election) the state where the Obligations are booked or, if different, the state where the Collateral is booked, held or managed, and Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any such courts in any such suit, action or proceeding, and hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or proceeding by serving a copy thereof to Pledgor’s designated registered agent. Pledgor hereby appoints one of its affiliates in the U.S. as its agent for service of process in any proceeding brought in connection with, relating to or arising out of the Loan documents. Pledgor is responsible for payment of the charges to its registered agent. Pledgor has agreed to renew the term from year to year while any of the terms of the Loan documents are in effect. Pledgor agrees that a final judgment pursuant to applicable law by a court of competent jurisdiction in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein contained shall affect any right of Bank to commence legal suits, actions or proceedings or otherwise proceed against Pledgor or any of his, her or its assets in any other Jurisdiction or to serve process in any other manner permitted by applicable Jaw. To the extent that Pledgor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Pledgor hereby irrevocably waives such immunity in respect of its obligations under this Pledge.

18.	Bank and its affiliates and their respective shareholders, directors, officers, employees, attorneys and agents (each of the foregoing being an “Exculpated Party”) shall not at any time incur any liability to Pledgor (and Pledgor hereby expressly waives and releases any and all claims and causes of action which it may at any time or times have against any Exculpated Party) in connection with any acts, omissions or circumstances at any time or times arising out of or relating directly or indirectly to this Pledge or any transaction contemplated hereby (other than any such acts or omissions amounting to gross negligence or willful misconduct on the part of such exculpated Party, as finally determined pursuant to applicable law by a court of competent jurisdiction sitting in Miami-Dade County, State of Florida, United States of America). Bank and its directors, officers, employees, attorneys and agents (each of the foregoing being an “indemnified Party”) shall at all times be indemnified, reimbursed and held harmless by Pledgor (and, at the request of Bank, be defended by Pledgor) from and against any and all claims, demands, causes or action, liabilities, losses, damages, fines and reasonable expenses (including without limitation any reasonable attorneys’ fees, whether incurred at trial, on appeal or without litigation) which may at any time or times be imposed upon, incurred or suffered by, or asserted against such indemnified Party in connection with any one or more acts, omissions or circumstances arising out of or relating directly or indirectly to this Pledge or any transaction contemplated hereby (other than any such acts or omissions amounting to gross negligence or willful misconduct on the part of such Indemnified Party, as finally determined pursuant to applicable law by a court of competent jurisdiction sitting in Miami-Dade County, State of Florida, United States of America).

19.	This Pledge is in addition to and not in limitation of any other agreement between the parties. In the event of any conflict between the provisions of this Pledge and those of any other such agreement, the provisions affording Bank greater rights shall prevail. This Pledge may not be modified except by a writing executed by Bank and Pledgor. This Pledge shall not be terminated by the death or dissolution of Pledgor; and it shall be binding on the successors, assigns, representatives and the estate of Pledgor, as the case may be. Pledgor may not assign or delegate any rights or obligations hereunder and any such purported assignment or delegation shall be deemed void. Bank may assign its rights and delegate its duties hereunder to any financial institution of its choice.

20.	This Pledge may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument

21.	PLEDGOR AND (BY ACCEPTING THIS PLEDGE) BANK EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING HEREUNDER OR RELATING HERETO; AND EACH OF THEM HEREBY CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER HAS EXPRESSLY OR IMPLIEDLY REPRESENTED THAT THE OTHER WOULD NOT OR MIGHT NOT ENFORCE THIS JURY WAIVER; AND EACH HEREBY CERTIFIES THAT THIS JURY WAIVER IS A MATERIAL INDUCEMENT FOR BANK TO EXTEND CREDIT TO OBLIGOR.

22.	Pledgor and Bank hereby agree if Pledgor at any time enters into an Account Application and Agreement Discretionary Investment Management Agreement, Nondiscretionary Investment Management and Advisory Agreement or similar agreement with Bank (the “Investment Agreement”), and if any controversy at any time arising between Pledgor and Bank (or any agent, representative or employee of Bank) is determined arbitration pursuant to the terms of the Investment Agreement, then any controversy which is at the same time determined between Pledgor and Bank (or any agent, representative or employee of Bank) with regard to or in connection with this Pledge shall be determined in the same arbitration proceeding; such arbitration shall be in accordance with the rules of the American Arbitration Association in accordance with the terms of the Investment Agreement. Without limiting the generality of the foregoing, Pledgor and Bank acknowledge and agree that: (a) any such arbitration proceeding shall be held in the county and state Indicated under the terms of the Investment Agreement: (b) the award of the arbitrator or of a majority of the arbitrators shall be final and binding on the parties thereto: (c) judgment on such award may be entered in any state or federal court having jurisdiction; (d) Pledgor and Bank waive their right to seek remedies (regarding the same controversy or controversies in court, including the right to jury that; (e) pre-arbitration discovery is generally more limited than and different from discovery in connection with court proceedings; and (f) the award of the arbitrator or arbitrators is not required to include factual findings or legal reasoning, and any party’s right to appeal or to seek modification of rulings by the arbitrators is strictly limited.
SECTION 22 OF THIS PLEDGE CONTAINS AN ARBITRATION CLAUSE, WHICH REQUIRES THAT CERTAIN DISPUTES ARISING UNDER OR RELATING TO THIS PLEDGE BE RESOLVED BY BINDING ARBITRATION.
Executed on this 1st day of FEBRUARY, 2008.

OBLIGOR:	PLEDGOR: IXE Banco S.A., Fideicomiso F 466
Signature:	Signature:

Name/Title:	Name/Title:

IXE Banco S.A., Fideicomiso F 466 as Trustee
Signature:

Name/Title:

IXE Banco S.A., Fideicomiso F 466 as Trustee

AGREED AND ACCEPTED BY:
BANCO SANTANDER INTERNATIONAL
Signature:
Tide:
Signature:
Title:

For Client No: 40478 Pledgor’s Account No: 40729
PLEDGE ADDENDUM FOR MARGIN LOANS
          This Pledge Addendum for Margin Loans (this “Addendum”) supplements and amends the Pledge (as amended, supplemented, extended, renewed or replaced from time to time, the “Pledge”) of even date or approximate date herewith, executed by the undersigned (the “Pledgor”) in favor of Banco Santander International (“Bank”), which Pledge secures the payment and performance of the Obligations (as defined in the Pledge).
          The Obligor and the Pledgor hereby acknowledge and agree to the following provisions:
1. Definitions. Unless the context requires otherwise, the following definitions apply to the following terms under this Addendum. Any capitalized terms used but not defined herein shall have (unless otherwise indicated herein) the same meanings as are set forth in the Pledge.
          “Account” means one or more accounts opened and maintained by Bank for the account of the Pledgor.
          “Amount outstanding” means the aggregate Margin Loans outstanding at such time together with all commissions, charges, fees. Interest and other Obligations payable to Bank relating to or arising out of the Credit Documents.
          “Credit Documents” means the Note, the Pledge, this Addendum and all other agreements or instruments (as modified, supplemented, or amended from time to time) in connection with the Margin Loans and any other Obligations.
          “Lending Value Percentage” means, on any day date of determination, a percentage equal to 50% of the Margin Collateral. The Lending Value Percentage may be reduced or increased, from time to time, in Bank’s sole and absolute discretion.
          “Margin Call” means a demand made by Bank, from time to time, that the Pledgor promptly deposits or transfers additional Margin Collateral within the period of time set forth in this Addendum.
     “Margin Collateral” means the collateral required by and acceptable to Bank in its sole and absolute discretion to meet the Margin Requirement and other requirements as set forth in this Addendum. Bank reserves the right to change the types or amounts of Margin Collateral deemed acceptable under the Credit Documents. “Margin Collateral Value” means, at any time, the fair market value of the Margin Collateral as determined by Bank in its sole and absolute discretion.

          “Margin Loans” (whether one or more) means any advances, overdrafts or other credit extensions granted to the Obligor by Bank under the credit Documents.
          “Margin Ratio” means, at any time, the ratio obtained by (a) the aggregate of all Amount Outstanding at such time, divided by (b) the Margin Collateral Value at such time. Bank may mathematically express and calculate the Margin Ratio either as a percentage, ratio, or other relevant mathematical expression.
          “Margin Ratio Deficit” means the amount the Pledgor must provide to Bank so that the Margin Ratio required by Bank as set forth in this Addendum is not exceeded.
          “Margin Requirement” means the percentage established by Bank, from time to time, as the maximum Margin Ratio before a Margin Call is effected, as set forth in Section 6 of this Addendum. The Margin Requirement may be modified by Bank in its sole and absolute discretion by providing the Pledgor with 15 days prior written notice. But, if the modification to the Margin Requirement is required under applicable law or the Margin Collateral’s Value is rapidly diminishing, then such modification will be effective immediately.
2. Conflicting Provisions. To the extent that any provisions of the Pledge conflict with any provision of this Addendum, such provisions of the Pledge shall be subject to, and superseded and amended by, such provision of this Addendum; nevertheless, except to the extent they are amended by this Addendum, the terms, conditions and other provisions of the Pledge shall remain in full force and effect. No provision of this Addendum can effectively be amended, waived or terminated except by means of an express writing duly executed by the Bank and the Pledgor. No ambiguities in any provisions of this Addendum shall be construed against the Bank by reason of the fact that the Bank or its legal counsel drafted such provisions.
3. Sophisticated Investor. The Pledgor represents to Bank that it is a sophisticated investor, that: (a) has sufficient knowledge and experience with margin lending, indices, financial markets, derivatives, or other financial instruments that make up the Margin Collateral, (b) has access to, and knowledge of, appropriate analytical tools to evaluate, in the context of this Addendum, the investments that make up the Margin Collateral and the impact they may have on the Pledgor’s overall investment portfolio, and (c) has sufficient financial resources and liquidity to bear all of the risks associated with the Collateral, including loss on the entire principal amount invested.
4. Disclosure Regarding Liquidations and Covering Positions. THE PLEDGOR ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING BANK’S GENERAL POLICY OF GIVING CLIENTS NOTICE OF A MARGIN RATIO DEFICIENCY, BANK IS NOT OBLIGATED TO REQUEST ADDITIONAL MARGIN COLLATERAL FROM THE PLEDGOR IN THE EVENT THAT THE MARGIN RATIO EXCEEDS THE MARGIN REQUIREMENT. THE PLEDGOR FURTHER ACKNOWLEDGES AND AGREES THAT IF THE MARGIN RATIO RISES ABOVE 75%, THERE MAY BE CIRCUMSTANCES WHERE BANK MUST LIQUIDATE SECURITIES OR OTHER PROPERTY IN THE ACCOUNT WITHOUT NOTICE TO THE PLEDGOR TO ENSURE THAT THE MINIMUM MAINTENANCE MARGIN REQUIREMENT IS SATISFIED.

5. Liquidations and Covering Positions. BANK WILL HAVE THE RIGHT IN ITS SOLE AND ABSOLUTE DISCRETION TO REQUIRE ADDITIONAL MARGIN COLLATERAL OR THE LIQUIDATION OF ANY SECURITIES OR OTHER PROPERTY WHENEVER BANK CONSIDERS NECESSARY FOR ITS PROTECTION INCLUDING IN THE EVENT OF: (a) A DEMAND FOR PAYMENT BY THE BANK; (b) A DEFAULT BY THE OBLIGOR HAS OCCURRED UNDER THE CREDIT DOCUMENTS; (C) THE FAILURE OF THE PLEDGOR TO PROMPTLY MEET ANY MARGIN CALL FOR ADDITIONAL MARGIN COLLATERAL; (d) THE FILING OF A PETITION IN BANKRUPTCY BY OR AGAINST THE ANY OF THE OBLIGOR OR PLEDGOR; (e) THE APPOINTMENT OF A RECEIVER IS FILED BY OR AGAINST THE OBLIGOR OR PLEDGOR; (f) AN ATTACHMENT IS LEVIED AGAINST ANY ACCOUNT OF THE OBLIGOR OR PLEDGOR OR IN WHICH THE OBLIGOR OR PLEDGOR HAS AN INTEREST; (g) THE OBLIGOR CEASES TO BE A DIRECT BENEFICIARY OF THE PLEDGOR; OR (h) THE PLEDGOR OR ITS CONSTITUTIVE DOCUMENTS ARE AMENDED, RESTATED, REVOKED, MODIFIED, DISSOLVED, INVALIDATED BY COURT ORDER, APPLICABLE LAW OR REGULATION, OR OTHERWISE DEEMED UNENFORCEABLE. IF ANY OF THESE EVENTS OCCURS, BANK IS HEREBY AUTHORIZED TO SELL ANY AND ALL SECURITIES OR OTHER PROPERTY IN ANY ACCOUNT OF THE PLEDGOR, TO BUY ALL SECURITIES OR OTHER PROPERTY WHICH MAY BE SHORT IN SUCH ACCOUNTS), TO CANCEL ANY OPEN ORDERS AND TO CLOSE ANY OR ALL OUTSTANDING CONTRACTS, ALL WITHOUT DEMAND FOR MARGIN COLLATERAL OR ADDITIONAL MARGIN COLLATERAL, OTHER NOTICE OF SALE OR PURCHASE, OR OTHER NOTICE OR ADVERTISEMENT EACH OF WHICH IS HEREBY EXPRESSLY WAIVED BY THE PLEDGOR. ANY SUCH SALES OR PURCHASES MAY BE MADE AT BANK’S SOLE AND ABSOLUTE DISCRETION ON ANY EXCHANGE OR OTHER MARKET WHERE SUCH BUSINESS IS USUALLY TRANSACTED OR AT PUBLIC AUCTION OR PRIVATE SALE, AND BANK MAY BE THE PURCHASER FOR BANK’S OWN ACCOUNT. THE PLEDGOR WILL REMAIN LIABLE FOR ANY DEFICIENCY. THE PLEDGOR ACKNOWLEDGES AND AGREES THAT A PRIOR DEMAND, OR CALL, OR PRIOR NOTICE OF THE TIME AND PLACE OF SUCH SALE OR PURCHASE WILL NOT BE CONSIDERED A WAIVER OF BANK’S RIGHT TO SELL OR BUY WITHOUT DEMAND OR NOTICE AS HERE PROVIDED. THE PLEDGOR MUST PAY TO BANK ON DEMAND ANY AND ALL REASONABLE COSTS, EXPENSES, FEES, LOSSES INCURRED BY BANK RELATING TO OR ARISING OUT OF THE EXERCISE OF THE RIGHTS AND REMEDIES UNDER THIS SECTION 6, WHICH AMOUNTS WILL CONSTITUTE PART OF THE OBLIGATION OF THE OBLIGOR AND WILL BE SECURED BY THE COLLATERAL.
6. Margin Requirement. As of the date of this Addendum, the Margin Requirement set forth by the Bank is 75%. The Pledgor must at all times relevant to the Credit Documents maintain with Bank Margin Collateral in sufficient amounts and value to comply with the Margin Requirement. Within five (5) Business Days of any such time that the Margin Ratio exceeds the Margin Requirement resulting in a Margin Ratio Deficit, Pledgor or Obligor (as the case may be) must do one of the following:
     (a) The Obligor or Pledgor must pay down any Amount Outstanding in such amounts so that the Margin Ratio does not exceed the Lending Value Percentage; or

     (b) The Pledgor must meet any Margin Call made by Bank in sufficient amounts and value so that the Margin Ratio does not exceed the Lending Value Percentage.
          WITHOUT LIMITING THE GENERALITY OF THIS SECTION 6, THE PLEDGOR MUST DELIVER TO BANK A WRITTEN COMMUNICATION SETTING FORTH HOW IT WILL ADDRESS THE MARGIN RATIO DEFICIT WITHIN one (1) BUSINESS DAY FROM THE DATE THAT BANK ISSUES A MARGIN CALL.
          Failure to meet a Margin Call may result in the exercise of the rights and remedies of Bank under this Addendum and applicable law. The Pledgor agrees that when requested by Bank, either by telephone or other form or communication, it will send immediately to Bank additional Margin Collateral as required by Bank and will furnish Bank with all information necessary for immediate verification of the depositing or transferring by the Pledgor of additional Margin Collateral.
7. Conversion into U.S. Dollars. If it is necessary to convert an amount due hereunder into U.S. dollars, the rate of exchange used by Bank will be a rate at which, in normal banking procedures, the Bank could purchase U.S. dollars for the conversion.
8. Cancellation Provisions. Bank is authorized in its sole and absolute discretion, without notice to the Pledgor, to cancel any outstanding orders in order to close out the Account, in whole or in part, or to close out any commitment made on behalf of the Obligor if any of the events set forth in Section 6 has occurred.
9. Rules and Laws Governing Transactions. All transactions under this Addendum will be subject to the present and future constitutions, rules, regulations, customs, usages, rulings and interpretation of the exchanges or markets and their clearing houses, if any, where the transactions are executed by Bank or Bank’s agents, and to all governmental acts and statutes, and to related rules and regulations under to the extent they are applicable.
10. Use of Proceeds. No part of the proceeds of any borrowing from Bank shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Bank, Pledgor shall furnish to Bank statements in conformity with the requirements of Federal Reserve Form U-1.
11. Communications. Unless otherwise instructed, Bank may send communications, reports, statements of Account and other writings (collectively, “Communications”) to the Pledgor to the address of the Pledgor, which Bank maintains on its files. All Communications sought to be given by Bank to the Pledgor will be deemed to have been received by the Pledgor after 7 Business Days if deposited with the U.S. Mail or after 2 Business Days if delivered via private courier service. Notwithstanding the preceding sentence, all Communications transmitted via facsimile, email or otherwise electronically transmitted or hand delivered will be deemed to have been received on the same day as transmitted or delivered. If Communications are delivered in more than one manner by Bank to the Pledgor, then those Communications will be deemed to have been received by the Obligor on the soonest day, as set forth in this Section.

Communications from the Pledgor to Bank will be considered effective when delivered in writing to the Bank and received by a duly authorized officer of Bank on a regular banking day during regular banking hours.
12. Non-investment Advice. The Pledgor acknowledges that Bank will not provide the Pledgor with any financial, legal, tax, or accounting advice, that Bank’s employees are not authorized to give any such advice and that the Pledgor will not solicit or rely upon any such advice from Bank or its employees whether in connection with the transactions in the Accounts of the Pledgor or otherwise. In making financial, legal, tax, or accounting decisions with respect to the transactions relating to the Account of the Pledgor or any other matter, the Pledgor will consult with and rely upon their own advisors and not Bank, and Bank will have no liability therefore.
13. Extraordinary Events. Bank will not be liable for loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes, acts of terrorism or other conditions beyond Bank’s control.
14. Representations as to Capacity to Enter into Addendum. The Pledgor and Obligor represent that each is not part of any exchange, or of a member firm or member corporation registered on any exchange or of a bank, trust company, insurance company, or of any corporations, firm engaged In the business of dealing either as broker or as principal in securities, bills of exchange, acceptances, or other forms of commercial paper. The Pledgor further represents that no one except the Pledgor has an interest in the Accounts of the Pledgor with Bank or in any of the Collateral.
15. Representations as to Beneficial Ownership and Control. The Pledgor represents that, with respect to securities against which Margin Loans are or may be extended by Bank (a) the Pledgor is not the beneficial owner of more than 5% of the number of outstanding shares of any class of equity securities; and (b) does not control, is not controlled by, and is not under common control with, the issuer of any such securities. In the event that any of the foregoing representations are inaccurate or become inaccurate, the Pledgor will promptly advise the Bank in writing.
16. Amendment. No amendment or waiver of any provision of this Addendum, nor consent to any departure by the Pledgor, shall in any event be effective unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which such waiver or consent is given.
17. Severability. If any provision of this Addendum will be invalid or unenforceable to any extent or in its application, then the remainder of this Addendum will not be affected thereby, and each and every other provision and condition of this Addendum will be valid and enforceable to the fullest and in the broadest application permitted by law.
18. Rules of Construction. Any reference in this Addendum to the singular includes the plural where appropriate.
19. Counterparts. This Addendum may be executed in any number of counterparts, all of which together shall constitute the entirety of this Addendum.

20. Reimbursement of Costs and Expenses. The Pledgor shall promptly pay, or reimburse the Bank for its payment of, all costs and expenses at any time or times incurred by the Bank in connection with the enforcement of this Addendum.
21. Counterparts. This Addendum may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
22. Jury Trial Waiver. SECTION 21 OF THE PLEDGE CONTAINS A WAIVER OF JURY TRIAL CLAUSE FOR DISPUTES ARISING UNDER OR RELATING TO THE PLEDGE.
23. Arbitration Clause. Section 22 OF THE PLEDGE CONTAINS AN ARBITRATION CLAUSE, WHICH REQUIRES THAT CERTAIN DISPUTES ARISING UNDER OR RELATING TO THE PLEDGE BE RESOLVED BY BINDING ARBITRATION.
Executed on this 1st day of FEBRUARY, 2008.

OBLIGOR: EUSTAQUIO TOMAS DE NICOLAS GUTIERREZ	PLEDGOR: IXE BANCO S.A. FIDEICOMISO F 466
Signature:	Signature:

Name/Title:	Name/Title:

IXE Banco S.A. FIDEICOMISO F 466,
as Trustee
Signature:

Name/Title:

IXE Banco S.A. FIDEICOMISO F 466,
as Trustee

AGREED AND ACCEPTED BY:
BANCO SANTANDER INTERNATIONAL

Signature:

Name/Title:

Signature:

Name/Title:

SECURITY AGREEMENT
Dated:     01/08/2007
IV.     DEFINITIONS of capitalized words used in this agreement.

GRANTORS means:	Each of the following and their executors, successors and assigns:
EUSTAQUIO TOMAS DE NICOLAS GUTIERREZ, JOSE IGNACIO DE NICOLAS GUTIERREZ, GERARDO DE
GUTIERREZ, JULIAN DE NICOLAS GUTIERREZ, ANA LUZ DE NICOLAS
GUTIERREZ AND JUAN CARLOS TORRES CISNEROS
          (Name(s) of Collateral owner(s); add place of organization if non-individual)

BORROWERS means:	The Grantors and/or each of the following, and their executors, successors and assigns:
EUSTAQUIO TOMAS DE NICOLAS GUTIERREZ, JOSE IGNACIO DE NICOLAS GUTIERREZ, GERARDO DE NICOLAS GUTIERREZ, ULIAN DE NICOLAS GUTIERREZ, ANA LUZ DE NICOLAS GUTIERREZ AND JUAN CARLOS TORRES CISNEROS

(Names of borrowers if different from Grantors; add place of organization if non-individual)

LOAN means:	That certain time loan to the Borrowers up to US$66,000,000 made pursuant to the Credit Agreement dated as of January ___, 2008 (the “Credit Agreement”), among the Borrowers and Citibank, N.A. as amended, increased or renewed from time to time, with or without notice to any Grantor;

CREDIT DOCUMENTS	The Credit Agreement and any note, application, contract, confirmation, account statement, means: agreement or Bank record, and amendments thereto, evidencing or relating to the Loan.

OBLIGATIONS means:	Any and all present and future, joint or several, direct or indirect, actual or contingent, debts means:
and obligations of any Borrower and any Grantor to the Bank under the Credit Documents or this Agreement, whether for principal, interest, taxes, fees, legal and other expenses of any kind.

BANK means:	One or more of Citigroup Inc., Citibank, N.A., their branches, subsidiaries and affiliates wherever located, and their successors and assigns.

COLLATERAL means:	All Property of any kind now or hereafter held, singly or jointly, in the name of any Borrower in each of the following interest reserve accounts with the Bank:
[Account #10090505]
[Account #10090492]
[Account #10090484]
[Account #10090476]
[Account #10127507]

		“PROPERTY” includes without limitation: goods, documents, instruments, general intangibles, chattel paper, cash, currencies, deposits, accounts, claims, securities, dividends, commodities, contract rights, options, warrants, swaps, artworks, all related documents, certificates, and receipts; all additions, renewals, investments, substitutions and redesignations, interest, redemptions, distributions, monies, from, of and to the above; and all income and other proceeds and products thereof.

V.	1.	SECURITY INTEREST. Execution of this Agreement is a condition of the Loan. Each Grantor, to secure the Obligations, grants to the Bank a security interest, pledge, lien, charge, assignment of its right, title and interest, hypothecation, right of setoff in, as applicable, the Collateral. The Bank shall have full dominion and control of the Collateral, and no withdrawals are permitted. The Bank may, however, release from time to time such and so much of the Collateral as exceeds at any time in the Bank’s discretion taking into account loanable values, currency risks, tax liabilities and other risks the Collateral required to cover the Obligations. This Agreement creates a valid and perfected first fixed charge and first priority security interest in the Collateral.

	2.	GUARANTEE OF PAYMENT. Each Grantor which is not a Borrower in any given Loan(s), jointly and severally guarantees the strict payment and performance of all Obligations of all Borrowers.
VI.	CONTINUING AND ABSOLUTE AGREEMENT. Each Grantor’s obligations and the Bank’s rights hereunder shall be absolute and unconditional. The Bank may enforce this Agreement even if the Credit Documents or the Obligations are defective, or unenforceable for any reason, including, without limitation whatsoever, failure of consideration, breach of warranty, fraud, illegality payment, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction, usury, foreign law or events or any other defense or counterclaim of any Borrower or any Grantor, and even though the Bank may have or have released or impaired, or failed to perfect, any of the Collateral or other collateral or may have released, settled or compromised with, any Borrower or any Grantor.

Each Grantor waives any right to notice of 1) the making of any one or more Loan(s), 2) any one or more amendment to this or any Credit Document, 3) one or more extension(s) including beyond the original term(s) or waiver(s) of any payment, 4) sale (except as required by law), release or exchange of any collateral or 5) non-performance of the Obligations, and also waives presentment, demand, and suit or other action by the Bank to and against anyone liable on the Obligations, including such Grantor.

This Agreement shall continue or be reinstated if at any time any amount or property received on account of any Obligation must, in the Bank’s judgment, be returned or forfeited by the Bank as a result of any claim or counterclaim by anyone, or for any other reason whatsoever, all as if such amount or property had not been received.

Each Grantor irrevocably waives any claim it may, now or hereafter, as a result of this Agreement, have against any Material Person (defined below) in any bankruptcy, insolvency, liquidation or reorganization proceeding.
VII.	CARE AND DELIVERY OF COLLATERAL. The Bank shall care for Collateral in its possession substantially as it cares for its own property (which shall be deemed reasonable care) but is not responsible unless agreed in a writing referencing this Agreement, for (a) ascertaining or acting with respect to calls, conversions, exchanges, maturities, tender or other matters relative to the Collateral, or (b) preserving rights against anyone with respect to the Collateral. The Grantors shall deliver to the Bank in form suitable for transfer all certificates and instruments representing the Collateral.
VIII.	BANK’S RIGHTS.
1.	The Bank may at any time and from time to time in its sole discretion, whether the Obligations have matured or not: (a) upon not less than three business days’ prior notice to the Borrowers, satisfy out of the Collateral any fees and commissions related to the Loan or the securing of the Loan by this Agreement, (b) renew any time deposit which is part of the Collateral, for successive periods on similar terms, or make any other good faith investment decisions which it deems necessary to preserve the Collateral and protect its rights, (c) transfer to or register the Collateral in its or its nominees name, (d) request additional Collateral from any Grantor, which shall be furnished at first demand in form acceptable to the Bank, and/or (e) release any Collateral without prejudicing any of its rights hereunder to other or additional collateral or to other remedies.

2.	If at any time: (a) there is a default (however defined) under the Credit Documents, (b) any Obligation is breached or not performed for any reason (including without limitation the actual or threatened effect of any law, regulation, order or decree anywhere), (c) any representation by or on behalf of any Borrower, any Grantor, any other guarantor of or collateral provider for the obligations or any beneficial owner or settler of any of them (each a “Material Person”) proves false, (d) any Material Person dies, becomes incompetent, or its existence is or threatens to be terminated or dissolved, (e) there is an actual or threatened insolvency, bankruptcy, reorganization, liquidation, business failure or material litigation of or against any Material Person, all however defined under any law, (f) any Material Person or any substantial portion of its property, as determined in the Bank’s sole and absolute discretion, is, (i) attached, seized, forfeited, restrained or (ii) subject to subpoena, court order or legal process, or (iii) subject to proceedings by governmental, judicial or regulatory authorities (g) the Bank deems the Collateral inadequate, impaired or insecure,
-then the Bank may declare the Obligations to be immediately due and payable, without notice or demand and the Bank may, at its option, at any time thereafter, without notice or demand, do any or all of the following: appropriate the Collateral, sell the Collateral, charge, setoff and otherwise apply any or all of the Collateral or its proceeds to the Obligations (and the

Bank may exercise said setoff whether or not the right to exercise the same has arisen under legal or equitable doctrines), hold the Collateral proceeds as substitute Collateral, or exercise other available legal or equitable remedies. If notice is required by law, 3 days’ notice to the Grantors shall suffice; provided, however, that on the occurrence of an event specified in Section V (f) (i) or (iii) above, the Bank shall be deemed to have appropriated Collateral with a value equal to the Obligations prior to its receipt of notice of such event.
IX.	REPRESENTATIONS. Each Grantor represents and agrees that (a) it has and shall have at all time full ownership title to the Collateral free and clear of any claims or rights of parties other than those in favor of the Bank hereunder, (b) it shall give the Bank immediate notice of any claim, action, proceeding or investigation begun against it, any Material Person, or their property anywhere which may affect the Collateral or the Bank’s rights therein, (c) no consent, authorization, approval or action of any other party is required for pledge of the Collateral or grant of security interest or perfection thereof and (d) it is entering this Agreement based on its independent analysis and is not in any way relying on any statement or representation by the Bank as to any Borrower, Loan, Credit Document, Collateral, their value or condition, or as to any other matter.

Each non-individual Grantor certifies that it is duly organized and in good standing in its jurisdiction of organization and that all actions and consents (including without limitation shareholders’) required by its statutes, charter documents or applicable law or agreements to authorize the execution and performance of this Agreement have been taken.

X.	OTHER AGREEMENTS. If the Collateral is the subject of account agreements with the Bank, each Grantor agrees that this Agreement shall control as to any inconsistency. Investment decisions affecting the Collateral are subject to approval by the Bank. Each Grantor agrees that it has chosen to undertake the Obligations free from any constraint or requirement of the Bank except as contained in this Agreement, and that the Obligations are independent of the investment performance of the Collateral.

If there are now or later other security agreements, guarantees, or other collateral agreements with respect to any Obligation, the rights of the Bank thereunder and hereunder shall be cumulative regardless of chronology.

XI.	BANK’S AUTHORITY. Each Grantor agrees at its expense to sign and deliver any notices, documents, financing statements and other papers and take any actions as requested by the Bank to protect, perfect and enforce its rights under this Agreement and the Collateral. Each Grantor expressly appoints the Bank as its attorney-in-fact to sign same and act on its behalf as the Bank deems necessary or desirable for such protection, perfection and enforcement.

XII.	COSTS. Each Grantor will reimburse the Bank on demand for all penalties and expenses, including attorneys’ fees, related to the care, holding, sale, collection or realization of the Collateral and the preservation or enforcement of the Bank’s rights under this Agreement.

XIII.	CURRENCIES. Whenever the Obligations and the Collateral are denominated in different currencies, in order to determine the value of Collateral representing security hereunder or to be applied in satisfaction of the Obligations, the Obligations shall be computed by converting such Obligations’ currency into the currency of the Collateral at the spot rate for purchasing such Obligations’ currency, as quoted in New York City by Citibank, N.A., or as quoted at the location of and by another applicable unit of the Bank (“Account Unit”) at the time of such determination or otherwise at a rate in the discretion of the Bank. If a judgment is obtained against any Grantor, and such a conversion has been made, the Grantors shall pay any additional sum resulting from a change in the rate of exchange used in such judgment and the rate in effect on the date the Bank receives payment of the judgment amount.

XIV.	ACCOUNT UNIT NOT LENDER. When the Account Unit is different from the unit of the Bank to which the Obligations are due (the “Lender(s)”), the Grantors agree that this circumstance benefits the Grantors and facilitates the credit needs of the Borrowers, that it does not affect the rights of the Bank hereunder, and that for purposes of mutuality of setoff or exercise of the Bank’s rights hereunder, the Account Unit shall be deemed the agent of the Lender(s) and vice versa.

XV.	GOVERNING LAW, JURISDICTION, WAIVER OF IMMUNITY. This Agreement shall be governed by the laws of New York State as to validity, construction, performance and remedies, For any disputes related hereto, each Grantor submits to the non-exclusive jurisdiction of the courts in New York City and agrees not to invoke a forum non conveniens defense in such courts. Service of process on the Grantors shall be valid when made by mail or by hand delivery to the Grantors at the address below. Each Grantor agrees that a final judgment in such action or proceeding will be conclusive and can be enforced by the Bank in other jurisdictions. The Bank may also bring an action or proceeding against any Grantor or its property in the courts of other jurisdictions.

Each Grantor enters this Agreement as a commercial agreement and irrevocably waives any sovereign or other immunity from legal or other actions to enforce this Agreement (including without limitation immunity from service of process, jurisdiction, execution of judgment, attachment or prejudgment attachment).

XVI.	MISC. The Bank may refrain at any time from exercising any of its rights hereunder without being barred from exercising such rights at a later time. The Bank’s rights under this Agreement are cumulative and in addition to others provided by law or otherwise. No waiver by the Bank of any part of this Agreement shall be valid unless in a writing signed by the Lender and then only as to stated matters. Notices shall be valid and effective, from the Bank, when sent to the Grantors at the address below, from the Grantors, when received by the applicable Lender (in the case of Citibank, N.A., New York, PBG-WH, at 153 East 53rd St., Attn: PBG-WH Credit Administration.)

XVII.	TERMINATION. This Agreement shall remain in full force and effect until the Bank and the Grantors agree in writing to terminate it, in whole or in part.

XVIII.	SEVERABILITY. If any provision of this Agreement is held illegal or unenforceable, the validity of the remaining provisions shall not be affected.

XIX.	EACH GRANTOR WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT.

ADDRESS:	INDIVIDUAL(S):
(Not H.A.M)
EUSTAQUIO TOMAS DE NICOLAS GUTIERREZ
BLVD ALFONSO, ZARAGOZA 22004	Print Name

CP 80200 CULIACAN, SIN.	JOSE IGNACIO DE NICOLAS GUTIERREZ
Print Name

GERARDO DE NICOLAS GUTIERREZ
Print Name

JULIAN DE NICOLAS GUTIERREZ
Print Name

ANA LUZ DE NICOLAS GUTIERREZ
Print Name

JUAN CARLOS TORRES CISNEROS
Print Name

ORGANIZATION NAME:

BY: X

Print Name/Title

STOCK PLEDGE AGREEMENT (AS MODIFIED FROM
TIME TO TIME, THE “AGREEMENT”), BY AND BETWEEN:
     1. CITIBANK, N.A, AS CREDITOR (“CITIBANK”);
     2. IXE BANCO S.A., TRUST DIVISION, ON BEHALF OF TRUST F/466 (THE “GUARANTOR”); AND
     3. ACCIONES Y VALORES BANAMEX, S.A. DE C.V., STOCK BROKERAGE, MEMBER OF THE BANAMEX FINANCIAL GROUP (“ACCIVAL”) (COLLECTIVELY, WITH CITIBANK AND THE GUARANTOR, THE “PARTIES”). REPRESENTED BY EUSTAQIO TOMAS DE NICOLAS GUTIERREZ, JOSE IGNACIO DE NICOLAS GUTIERREZ, GERARDO DE NICOLAS GUTIERREZ, JULIAN DE NICOLAS GUTIERREZ, ANA LUZ DE NICOLAS GUTIERREZ AND JUAN CARLOS TORRES CISNEROS (THE “BORROWERS”); and
WHEREAS:
BACKGROUND
     I. On December 17, 2007, Citibank granted to the Borrowers a revolving line of credit (the “Loan”) up to the amount of $66 million (sixty-six million dollars 00/100), the distributions of which will be documented by means of the execution of a promissory note at the date of each distribution, to be signed by the Borrowers to the order of Citibank, with the Loan distributions becoming due on January 8, 2008, and the Borrowers being permitted to periodically release funds and make remittances under the conditions of the aforementioned Loan, which shall be secured by this Stock Pledge Agreement.
     II. The Guarantor is a credit institution that is duly established and validly existing under the laws of Mexico and is authorized to structure itself and operate as a full-service banking institution.
     III. On August 20, 2005, the Guarantor executed a Trust Agreement, as trustee, with Eustaqio Tomas de Nicolas Gutierrez, Jose Ignacio de Nicolas Gutierrez, Gerardo de Nicolas Gutierrez, Julian de Nicolas Gutierrez, as Settlors and Trustors, and Ana Luz De Nicolas Gutierrez as Trustor, which is fully in effect at this time and includes within its provisions the power to execute this agreement. The Guarantor declares that its legal representative has all the powers and authorizations necessary to execute this Agreement on its behalf, and that the aforementioned powers and authorizations have not been revoked or limited in any way.

III. [sic] To guarantee any and all obligations, present and future, of the Borrowers which may derive from the Loan, the Guarantor agrees in this instrument to constitute a Stock Pledge to the benefit of Citibank, which accepts this guarantee for the performance of the obligations of the Borrowers under the Loan.
IV. The Guarantor declares that it is the legitimate owner of the Securities (as this term is defined below) which are the subject of this Agreement, and that at this date they have not been attached, encumbered, subject to litigation or transferred in any way or form. On the basis of the foregoing, the parties agree to the terms and conditions of the following:
CLAUSES:
     FIRST. DEFINITION OF TERMS. The terms used in this Agreement, listed below, will have the following meanings, which will be applicable equally to the singular or plural forms of the aforementioned terms:
     “Notice of Appointment of Executor” means the letter appointing the executor which will be sent, signed by the Parties, for its acceptance under the terms of this Agreement, and which is attached as Annex “2” and will form an integral part of the Agreement after it has been signed by the Parties.
     “Intermediation Agreement” means the Market Intermediation Agreement dated January 28, 2005, executed by the Guarantor and Accival and registered under No. 54350, as well as any modifications to be made to the aforementioned agreement in the future upon the agreement of the parties that executed it.
     “Loan” means the credit granted by Citibank to the Borrowers, referred to above in paragraph I of the Background to this Agreement.
     “Business Day” means any day on which the credit institutions and the Mexican stock market perform transactions with the public in the Republic of Mexico.
     “Indeval” means the institution for the deposit of securities known as S.D. Indeval, S.A. de C.V., or the legal entity that replaces it in the performance of its duties.
     “Margin” means the proportion of Securities that must be held in guarantee by the Guarantor to the benefit of Citibank under the terms of his Agreement, with respect to the unpaid balance of the Loan, until full payment has been made to Citibank of the amounts owed to it because of the Loan, based on the procedure for determining the Margin established in the Third Clause of the Agreement.
     “Guaranteed Obligations” will have the meaning attributed to it in subparagraph (a) of the Second Clause of this Agreement.
     “City” means Mexico City, Federal District, in the Republic of Mexico, exclusively.

     “Stock Pledge” means the real property right referred to in article 204 of the Securities Act, and any other articles that may be applicable.
     “Securities” means the entirety of the securities owned by the Guarantor, present and future, deposited under the Intermediation Agreement, that are subject to the guarantee established to the benefit of Citibank pursuant to the terms of this Agreement, and which are listed in Annex 1 to this Agreement and the modifications to the aforementioned Annex 1.
     “Government Securities” will have the same meaning as Securities, but the aforementioned term will also include those government securities that are determined to be such in Circular 2019/95, issued by the Bank of Mexico, and which at any time may be subject to being pledged in guarantee based on the possibility that these Government Securities may be deposited with Indeval. Those Government Securities which, for any reason that is beyond the control of Citibank, are not subject to being deposited with Indeval, will not be subject to being pledged in guarantee.
     SECOND. ESTABLISHMENT AND DURATION OF THE STOCK PLEDGE. UNCONDITIONAL NATURE OF THE OBLIGATIONS OF THE GUARANTOR. (a) As provided in article 204 of the Securities Act, the Guarantor in this agreement creates a Stock Pledge on the Securities to the benefit of Citibank, to guarantee the prompt and proper fulfillment of the Borrowers’ obligations, present and future, under the Loan, including but not limited to any amounts that the Borrowers must pay to Citibank pursuant to the Loan, whether for the principal, ordinary interest or late charges, fees, costs and expenses and any other legal consequences to be borne by the Borrowers, including litigation costs and expenses, if applicable, as well as the obligations of the Borrowers under this Agreement (the “Guaranteed Obligations”).
     The obligations of the Guarantor contained herein are absolute, unconditional and indivisible; for which reason the parties agree that the Stock Pledge that is the subject of this Agreement will remain fully and completely in effect on each and every one of the Securities until such time as each and every one of the Guaranteed Obligations in this Agreement has been performed; on the basis of which, the Guarantor agrees and acknowledges that no partial release of the Securities will be made during the course of the performance of the Guaranteed Obligations, pursuant to the provisions of the Sixth Clause of this Agreement.
     Except as provided in paragraph III of article 204 of the Securities Act, the Guarantor waives any notification, filing, requirement, protest, notice of default, or any other kind of procedure or notification with respect to the obligations whose performance it is guaranteeing.
     (b) The parties to this instrument agree that the Securities that are the subject of this Stock Pledge are attached as a pledge to the benefit of Citibank, with Accival acting as the administrator of the Securities for that purpose on the basis of the power of attorney that the parties to this agreement grant to it and in compliance with the penultimate paragraph of article 204 of the Securities Act, with Citibank therefore being obligated to restore to the Guarantor an equal number of other securities of the same kind once the Borrowers have performed all of their obligations under the Loan. In addition, Citibank hereby legally receives the Securities for the purposes of the perfection of this Stock Pledge.

     (c) In the event that the Securities pledged in guarantee have a maturity date that is earlier than the final payment date for the principal of the Loan, the Guarantor must provide written instructions to Accival, with a copy to Citibank, so that with the proceeds received, it will acquire an equal number of other Securities of the same kind on the same day as that of the aforementioned maturity date, or, at the very latest, the day immediately following the aforementioned maturity date. In the event that the Guarantor does not provide such instructions to Accival, with a copy to Citibank, the Guarantor hereby authorizes Accival to use the amounts received to acquire, to the benefit of Citibank, an equal number of other Securities of the same kind on the same day as that of the aforementioned maturity date, or at the very latest, the day immediately following the aforementioned maturity date. The Parties to this instrument agree that, in any of the aforementioned cases, the Securities thus acquired will form part of the Stock Pledge created by this Agreement.
     (d) The Guarantor in this instrument acknowledges that the Stock Pledge constituted herein pursuant to the provisions of this Clause is hereby duly perfected and creates a first ranking security interest to the benefit of Citibank. Accordingly, the Guarantor acknowledges that the Stock Pledge that is the subject of this Agreement will not be affected by any other guarantee constituted, at present or the future, to the benefit of Citibank in connection with the performance of the Guaranteed Obligations, or by any modification of the Guaranteed Obligations resulting from any waiver, modification, reduction or grace period that Citibank may grant in connection with the performance of the aforementioned Guaranteed Obligations.
     (e) The Guarantor agrees that in no event will Citibank be responsible for the loss or deterioration that may be caused to the Securities.
     THIRD. MARGIN. The Guarantor agrees to hold Securities in guarantee to the benefit of Citibank pursuant to the terms of this Agreement, until the total payment to Citibank of the amounts owed to it on the basis of the Loan, in a ratio that must at all times be at least 2:1, with respect to the unpaid balance of the Loan, on the basis of the market price of the Securities.[sic]
     In the event that the Margin is equal to or less than 1.45:1, Citibank will have the right to provide notice on its own behalf or through ACCIVAL to the Guarantor pursuant to this Agreement, so that that the Guarantor will immediately attach to the benefit of Citibank new securities or bonds issued or guaranteed by credit institutions in the country that are acceptable to Citibank or other securities that are acceptable to Citibank, the market value of which must be sufficient to reach the Margin, no later than five (5) Business Days following the date on which Citibank or ACCIVAL provides notice of this situation to the Guarantor (the “Additional Securities”). In the event that the Guarantor does not create a Stock Pledge attaching the Additional Securities within the time and in the form set forth in this Agreement, the Guarantor expressly and irrevocably authorizes Citibank and the Executor to proceed with the nonjudicial sale of the Securities according to the execution procedure described in the Eleventh Clause of this Agreement. Notwithstanding the foregoing, if for any reason Citibank and/or ACCIVAL does not give the Guarantor the notice referred to in this paragraph, the foregoing does not release the Guarantor from the obligation of maintaining, at all times, the Margin described in this Agreement, inasmuch as it is the sole responsibility of the Guarantor to ensure that the aforementioned Margin is conserved, attaching in guarantee to the benefit of Citibank, when applicable, such Securities of the same issuer and series as any of those referred to in Annex I as may be necessary to replenish the Margin.
     In the event that the margin is equal to or less than 1.30:1, the Guarantor hereby expressly acknowledges and agrees with Citibank that in such case, the Executor must immediately, upon instructions received from Citibank, conduct the sale of the entirety of the Securities through the Mexican stock market, following the execution procedure established in Clause Eleven of this Agreement.
     In the event that the unpaid balance of the Loan is denominated in foreign currency, the amount of that unpaid balance of the Loan, solely for the purposes of performing the calculation of the Margin, will be determined on the basis of the following exchange rate:
     (i) If the unpaid balance of the Loan is denominated in dollars, currency of the United States of America, on the basis of the most recent exchange rate for that currency published by the Bank of Mexico in the Federal Gazette;
     (ii) If the unpaid balance of the Loan is denominated in any other currency, or if the Bank of Mexico neglects to publish the exchange rate referred to in subparagraph (i) above, at the exchange rate that Citibank uses for its banking procedures.
     FOURTH. SUBSTITUTION OF SECURITIES. If the Guarantor wishes to substitute the Securities pledged to the benefit of Citibank with other securities, or if the Guarantor wishes to replenish the Margin with securities that are not from the same issuer and series as any of those listed in Annex I, Citibank may, upon analysis and at its discretion, give its authorization for that particular case or may make it dependent upon increasing the

Margin by a proportion to be determined by Citibank. In this case, when the substitution or replenishment referred to in this paragraph is authorized by Citibank, the Guarantor must modify Annex 1 and send the original to Citibank, duly signed by the Guarantor, with the parties agreeing that the aforementioned Annex 1, modified as described, will replace Annex 1 and will be the document that is valid for the purposes of this Agreement, without the necessity of subsequent consent or acknowledgment by either of the parties to this Agreement.
     FIFTH. NOTIFICATION OF INDEVAL. The Parties agree that ACCIVAL will perform all the acts that may be necessary to give Indeval the participation necessary for the creation, opening or addition of accounts, addition to the guarantee, replacement of Securities, extinguishment, and, if applicable, execution of the guarantee established in this Agreement, with the Guarantor undertaking to (i) provide immediate cooperation in the event that ACCIVAL needs it for this purpose and (ii) provide funds or reimburse ACCIVAL on demand, as applicable and as determined by ACCIVAL, for the amounts that Indeval collects for the provision of services by Indeval pursuant to this Agreement.
     SIXTH. PARTIAL RELEASE OF THE SECURITIES. If at any time during the life of this Agreement, the Margin is greater than 2:1, Citibank, upon the written request of the Guarantor, may at its discretion authorize the release of the Securities that exceed the Margin, wholly or in part. In any event, Citibank will have the power to determine which Securities will continue to be subject to the Stock Pledge.
     SEVENTH. EXERCISE OF RIGHTS DERIVING FROM THE SECURITIES. When it is necessary to exercise the rights deriving from the Securities, including optional or subordinate rights, or to make contributions or payments in connection with the Securities, ACCIVAL must exercise them on behalf of the Guarantor, provided that it has received sufficient written instructions from the latter, has been authorized, and that the Guarantor has provided the necessary funds to ACCIVAL at least five (5) Business Days prior to the date of expiration of the deadline for the exercise of the right in question. Failure of the Guarantor to provide authorization, written instructions or funds, in the case described above, releases ACCIVAL and Citibank from any liability in this respect.
     Moreover, in the event that the Guarantor wishes to exercise personally the rights deriving from the Securities, it must provide written notice of this situation to Citibank and ACCIVAL at least five (5) Business Days prior to the date of expiration of the deadline for the exercise of the right in question so that ACCIVAL may perform the legal acts necessary to permit the Guarantor to exercise the aforementioned rights. It is understood in the foregoing case that the Guarantor must at all times exercise the aforementioned rights in a matter consistent with the terms of this Agreement, with the Guarantor hereby releasing Citibank and ACCIVAL from any liability that might arise as a result of the exercise of the rights deriving from the Securities. The failure to provide the notice described in this paragraph, or late notice, releases Citibank and ACCIVAL from any liability in this respect.
     EIGHTH. DISCRETIONARY EXERCISE BY CITIBANK OF THE RIGHTS ESTABLISHED TO ITS BENEFIT IN THIS AGREEMENT. Citibank will have the power, but not the obligation, to enforce this pledge, in the event of the failure of the Borrowers to perform (i) their obligations deriving from the Loan or (ii) the obligations of the Guarantor deriving from this Agreement, in which case Citibank will exercise the rights granted to it on the basis of this Agreement at the time that it considers appropriate, and the failure by Citibank to exercise those rights will not release the Borrowers from their obligations with respect to the Loan under this Agreement, nor will it release the Guarantor from its obligations under this Agreement, or from any obligation deriving from the Loan that is its responsibility, including the payment of interest that is the responsibility of the Borrowers, which will continue to accrue pursuant to the terms of the Loan until such time as Citibank receives the entire amount that is owed to it on the basis of that Loan, specifically in the currency agreed upon in the aforementioned Loan.
     NINTH. GROUNDS FOR INITIATION OF NONJUDICIAL ENFORCEMENT PROCEEDINGS. The parties agree to the nonjudicial sale of the Securities for the purposes of the enforcement of this Agreement, pursuant to the procedures established herein, with any of the following cases providing grounds for the aforementioned nonjudicial enforcement procedure:
     (a) If the Borrowers incur any cause for accelerated payment pursuant to the terms of the Loan;
     (b) If the value of the Securities does not cover the Margin;
     (c) In the event that the Guarantor fails to perform its obligations under this Agreement;
     (d) In any case in which an attempt is made to dispute the validity of this Agreement, or if any request or attempt is made to execute any instrument that may impede the exercise by Citibank of its rights under this Agreement;
     (e) In any other cases covered by the applicable laws.
     TENTH. APPOINTMENT AND REPLACEMENT OF THE EXECUTOR. (a) Appointment of the Executor. As executor of this Stock Pledge, the Parties to this instrument agree to propose Invex Casa de Bolsa, S.A. de C.V., Invex Grupo Financiero (the “Executor”), which is not part of the Grupo Financiero Banamex. In addition, the Parties herein execute the letter of appointment (the “Letter of Appointment”) which is attached as Annex 2, with Citibank agreeing to notify Invex Casa de Bolsa, S.A. de C.V., Invex Grupo Financiero, of its decision to appoint it as Executor, obtaining its written acceptance for this purpose. Once Citibank has the acceptance of the Executor, it will notify the Guarantor accordingly.
     If the designated Executor does not accept the appointment, the Parties agree to appoint as executor any entity that has the capacity to act as such pursuant to the legislation applicable in Mexico, with the understanding that Citibank will obtain the acceptance of the aforementioned Executor, which will be given by means of a duly signed Letter of Appointment, and will notify the Guarantor of the situation.
     (b) Replacement of the Executor. If after accepting the position of Executor, the entity acting as such cannot continue with its duties for any reason, and particularly in the event that something in its activities makes this impossible or if some conflict of interest arises, the parties agree that Citibank may appoint a new executor, which must adhere to this agreement in writing and accept its appointment in writing, after which date, it will be deemed to be the executor for the purposes of this Agreement; with the understanding that such appointment must refer to an entity that has the power to act as such pursuant to the legislation applicable in Mexico, the Executor to be replaced may not cease to perform its duties under this Agreement until the new executor has accepted and become a party to this Agreement.
     ELEVENTH. NONJUDICIAL ENFORCEMENT PROCEDURE. In the event of the materialization of any of the grounds for enforcement of the guarantee created by this Agreement, the Parties agree that Citibank may proceed with the nonjudicial sale of the Securities, for which purpose the parties agree to the following procedure:
     (a) Citibank will have the power to request the Executor, in writing, to conduct the nonjudicial sale of the Securities that are the subject of this Stock Pledge, in any of the following situations:
(i)	If at the time that any of the events described in the Ninth Clause occurs, except that referred to in subparagraph (b) of the aforementioned clause, Citibank does not receive the corresponding payment within the period of 1 (one) business day, starting from the time at which any of those events occurs;

(ii)	If in the case described in the Ninth Clause, subparagraph (b), the Guarantor does not immediately attach new Securities in pledge to the benefit of Citibank, in order to replenish the Margin, within the period of 2 (two) Business Days, starting from the time at which the aforementioned event occurs.
     (b) On the day following the date of the occurrence of any of the situations described in subparagraphs (i) and/or (ii) above, at the request of Citibank, the Executor will provide written notice of that situation to the Guarantor, with the Guarantor having a non-extendable period of 1 (one) Business Day, starting from the notification made to it by the Executor, to oppose the sale of the Securities. The parties to this instrument agree that the Guarantor may oppose the nonjudicial enforcement only in the following cases:
(i)	If within the period mentioned in item (ii) of subparagraph (a) of this Clause, the Guarantor replenishes the Margin, when the reason Citibank had requested the nonjudicial sale of the Securities was the situation described in subparagraph (b) of Clause Nine.
(ii)	If within the period mentioned in item (i) of subparagraph (a), first paragraph of this Clause, the Borrowers produce for the Executor ([i]) the outstanding amount or payment in question, or (ii) the receipt for its delivery to Citibank, when Citibank had requested the nonjudicial sale of the Securities because of the occurrence of any of the situations described in Clause Nine, except for that noted in subparagraph (b) of that clause.

(iii)	If the Guarantor provides proof to the Executor of the extension of the deadline or the novation of the obligation.
     (c) If the Guarantor does not provide any evidence to the Executor of the circumstances described in items (i), (ii), or (iii) of subparagraph (b) of this Clause, as applicable, the Executor will immediately order the sale of the Securities on the stock market and at the market prices in effect at the time that the sale is performed, up to the amount necessary to cover the entire amount of the outstanding obligations. The Executor must give Citibank the amount obtained from the aforementioned sale on the same day that the sale in question is conducted.
     TWELFTH. COMMISSION FOR NONJUDICIAL SALE. In the event of enforcement of this Agreement, as a result of which the nonjudicial sale of the Securities is conducted, the Guarantor will pay: (i) to the Executor, on demand, a commission of 1.5% of the value of the securities liquidated at the time of terminating and liquidating the guarantee pursuant to the enforcement procedure, and (ii) a commission of 1.5% to Citibank, which will be calculated on the basis of the unpaid balance of the Loan and its related amounts at the date upon which Citibank proceeds with the nonjudicial sale of the Securities.
     THIRTEENTH. APPLICATION OF THE AMOUNTS RECEIVED BY CITIBANK FROM THE ENFORCEMENT OF THE AGREEMENT. CURRENCY CONVERSION. The amounts received by Citibank from the nonjudicial sale of the Securities, in the event of the enforcement of this agreement, will be applied by Citibank as follows:
1. To the payment of the commissions, expenses, taxes and charges resulting from the enforcement of the guarantee constituted in this Agreement (including the expenses and fees of the Executor as a result of the nonjudicial enforcement referred to in this Agreement),
2. To the payment of the commissions determined for Citibank and/or the Executor, as applicable;
3. To the payment of commissions and expenses resulting from the Loan;
4. To the payment of late charges resulting from the Loan;
5. To the payment of ordinary interest resulting from the Loan;
6. To the payment of the principal of the Loan, in reverse order from that of the due dates of the payments of the principal of the Loan;

     7. The remainder, if any, in cash as well as securities, will be at the disposition of the Guarantor.
     The payment obligations of the Guarantor with respect to any amounts owed by the Borrowers to Citibank under the Loan and which are denominated in a currency other than the national currency, will be considered to have been performed and satisfied only to the extent that Citibank purchases, with the currency received on the basis of the nonjudicial sale of the Securities, the currency in which the Loan is denominated, according to normal banking practices, with Citibank having a right to deduct from the amounts received for the nonjudicial sale of the Securities, the amount of the commissions and expenses generated by the purchase of the corresponding foreign currency, with the aforementioned commissions and expenses being considered additional parts of the Loan. The Guarantor in this instrument authorizes Citibank to purchase the aforementioned foreign currency from any of the companies that are affiliated with or subsidiaries of Citibank.
     FOURTEENTH: TERMINATION. This Agreement and the guarantee created by it will remain in effect until Citibank has been paid the entire amount owed to it by the Borrowers under this Loan, including the additional amounts and any other legal effects; as a result, the Guarantor agrees that none of its obligations deriving from this guarantee may be released except by means of the payment of the amounts owed by the Borrowers to Citibank on the basis of the Loan.
     In the event of the termination of this Agreement, Accival (i) will notify Indeval to release the pledged Securities (with the Guarantor remaining obligated to cooperate with Accival in the event that it is necessary for such purposes and to compensate Indeval for its services), (ii) will transfer the ownership of the Securities to the Guarantor’s account under the Intermediation Agreement and (iii) will provide evidence on the corresponding account statement that the Securities that are the subject of this Stock Pledge have been released from it.
     FIFTEENTH. MODIFICATIONS. No modification or waiver of any provision of this Agreement will have any effect unless it appears in writing and is signed by the Parties and, even in such case, the aforementioned waiver or consent will take effect only in the specific case and purpose for which it was granted. The Executor agrees that its consent will not be necessary for the modifications or waivers provided for in this Agreement, to the extent that they are not related to the rights and obligations of the Executor or to the nonjudicial enforcement procedure described in this Agreement.
     SIXTEENTH. NOTIFICATIONS. Any notices and other communications in connection with this Agreement must be in writing and must be delivered or sent to the addresses that each party indicates in this Agreement. All notices and communications may be delivered (i) personally; (ii) by a specialized messenger service; (iii) by certified mail with return receipt; (iv) or by fax, and in any event will become effective upon their receipt.
For the purposes of this agreement, the parties provide the following addresses:

Citibank:	Paseo de la Reforma 390 piso 7 Col. Juárez C.P. 06695, Mexico, D.F.

Guarantor:	Paseo de la Reforma 505 Piso 48 Col Cuauhtemoc C.P. 065000, Mexico D.F.

Borrowers:	Boulevard Alfonso Zaragoza 2204 Fraccionamiento Bonanza Culiacán, Sinaloa CP 80020

Accival: Paseo de la Reforma No. 398
Col. Juárez C.P. 06600 Mexico D.F.
     Unless the parties provide written notice of a change of address, the notices, notifications and other judicial and nonjudicial formalities served at the addresses given above will have full legal effect.
     SEVENTEENTH. APPLICABLE LAWS. This Agreement will be governed by and interpreted according to the current applicable laws of the United Mexican States.
     EIGHTEENTH. JURISDICTION. For all matters relating to the interpretation and performance of the obligations arising from this Agreement, the parties submit to the jurisdiction of the courts of the City, or to those of Mexico City [sic], Federal District, at the option of the plaintiff, expressly waiving any other forum to which they may have the right now or in the future, on the basis of their domicile or for any other reason.
     NINETEENTH. COSTS AND EXPENSES. The Guarantor will pay to Accival and/or Citibank, as appropriate, on demand, upon the written notification that Accival and/or Citibank will send it to that effect, any reasonable expenses resulting from the preparation and execution of this Agreement, as well as any reasonable costs, expenses or loss relating to the execution of this Agreement.
     The parties agree that the Executor’s fees and commissions for the performance of its duties will be paid by the Guarantor, according to the fees in effect for the Executor’s services at that date, and that the Guarantor must also reimburse the Executor for the amount of any expenses incurred by the Executor, as well as any taxes or tax assessments that may be applicable. The amount payable to the Executor will have priority over any other amount owed on the basis of this Agreement and the Loan.
     TWENTIETH. INDEMNIFICATION. The Guarantor undertakes to hold harmless Citibank, the companies composing the Grupo Financiero Banamex, its affiliates and subsidiaries, officers and employees, Accival, its affiliates and subsidiaries, officers and employees, the Executor and its personnel, in the event that any claim, action, case or complaint is filed against Citibank, the Executor or its personnel, in connection with this Agreement. In addition, the Guarantor undertakes to reimburse Citibank, the companies composing the Grupo Financiero Banamex, its affiliates and subsidiaries, Accival, its affiliates and subsidiaries, officers and employees, the Executor and its respective personnel for any expense or expenditure of any kind (including attorney and notary fees and expenses) which they may incur, or for any loss they may suffer as the result of any claim, action, proceeding or complaint processed against Citibank, the companies composing the Grupo Financiero Banamex, its affiliates and subsidiaries, the Executor or its respective officers and employees in connection with any of the acts performed under the terms of this Agreement.
     TWENTY-FIRST. LEGAL COUNSEL; MUTUAL NEGOTIATION. Each of the parties has been represented by the legal counsel of its choice for the negotiation of this agreement. Therefore, it is deemed to have been negotiated and prepared in compliance with the collective requests, direction and interpretation of the parties, acting as equals, with the advice and participation of the legal advisor, and it will be interpreted according to its provisions, without favoring any one of the parties.
     TWENTY-SECOND. ADDITIONAL CONFIRMATIONS. During the life of the Agreement, the Guarantor commits to perform all the acts and actions that, in the reasonable opinion of Citibank, may be necessary in order to (i) maintain the full efficacy and effect of the guarantee constituted by this agreement or to permit the Executor to perform any and all the acts and actions described in this Agreement; (ii) protect the rights of Citibank under this Agreement and permit Citibank to exercise and demand its rights and resources pursuant to this Agreement; and (iii) perform any act or action that may be necessary to comply with the purposes of this Agreement, including but not limited to, the execution and delivery of any instruments and documents and the performance of any acts or actions that may be necessary for the purpose of obtaining and preserving the rights deriving from this Stock Pledge.
     TWENTY-THIRD. DIVISIBILITY. Any provision of this Agreement which, as the case may be, is or ultimately may be prohibited by law or other applicable regulations, or may be unenforceable, will be null and void to the same extent as that prohibition or unenforceability, but such condition will not affect the force or efficacy of the other provisions of this Agreement.
     TWENTY-FOURTH. HEADINGS. The headings of the paragraphs and the titles of the Clauses of this Agreement are solely for the purpose of the convenience of the parties in reading and understanding it, and therefore cannot affect or have any effect upon its interpretation or performance.
     TWENTY-FIFTH. WAIVERS. Any failure by Citibank to exercise the rights set forth in this Agreement will in no event have the effect of waiving the other rights, nor will the exercise by Citibank of any single right or the partial exercise of any right deriving from this Agreement exclude any other right, power or privilege.
(Signature page follows)

     This Stock Pledge Agreement is executed in this City, in 5 (five) copies, with one being held by Citibank, one by Accival, one by the Executor, one by the Guarantor and one by the Borrowers, on December 24, 2007.
“CITIBANK”
CITIBANK, N.A.

Represented by:
THE “GUARANTOR”
IXE BANCO, S.A. TRUST DIVISION ON BEHALF OF TRUST F/466

Represented by:
THE “BORROWERS”

EUSTAQUIO TOMAS DE NICOLAS GUTIERREZ	JULIAN DE NICOLAS GUTIERREZ
[signature]	[signature]

ANA LUZ DE NICOLAS GUTIERREZ	JOSE IGNACIO DE NICOLAS GUTIERREZ
[signature]	[signature]

JUAN CARLOS TORRES CISNEROS	GERARDO DE NICOLAS GUTIERREZ
[signature]	[signature]

“ACCIVAL”
ACCIONES Y VALORES BANAMEX, S.A. DE C.V., BROKERAGE,
MEMBER OF THE GRUPO FINANCIERO BANAMEX

Represented by: Alberto Gómez Sandoval

ANNEX I TO STOCK PLEDGE AGREEMENT DATED DECEMBER 24, 2007, BY AND BETWEEN CITIBANK, N.A. (CITIBANK) IXE BANCO, S.A. TRUSTS DIVISION, ON BEHALF OF TRUST F/466 (THE GUARANTOR), ACCIONES Y VALORES BANAMEX, S.A. DE C.V., BROKERAGE, MEMBER OF THE GRUPO FINANCIERO BANAMEX, AND EUSTAQIO TOMAS DE NICOLAS GUTIERREZ, JOSE IGNACIO DE NICOLAS GUTIERREZ, JULIAN DE NICOLAS GUTIERREZ, ANA LUZ DE NICOLAS GUTIERREZ AND JUAN CARLOS TORRES CISNEROS (THE BORROWERS)

Number of Shares:	Issuer:	Contract Number:	Stock Symbol:
17,000,000	HOMEX	54350	HOMEX
“CITIBANK”
CITIBANK, N.A.

Represented by:
THE “GUARANTOR”
IXE BANCO, S.A. TRUST DIVISION ON BEHALF OF TRUST F/466

Represented by:
THE “BORROWERS”

EUSTAQUIO TOMAS DE NICOLAS GUTIERREZ	JULIAN DE NICOLAS GUTIERREZ
[signature]	[signature]

ANA LUZ DE NICOLAS GUTIERREZ	JOSE IGNACIO DE NICOLAS GUTIERREZ
[signature]	[signature]

JUAN CARLOS TORRES CISNEROS	GERARDO DE NICOLAS GUTIERREZ
[signature]	[signature]

“ACCIVAL”
ACCIONES Y VALORES BANAMEX, S.A. DE C.V., BROKERAGE,
MEMBER OF THE GRUPO FINANCIERO BANAMEX

Represented by: Alberto Gómez Sandoval

Annex 2 to the Stock Pledge Agreement
Mexico, Federal District, December 24, 2007
Letter of Appointment of Executor pursuant to
Stock Pledge Agreement
Invex Casa de Bolsa, S.A. de C.V.
Invex Grupo Financiero
Blvd. Manuel Avila Camacho #40 piso 9
Col. Lomas de Chapultepec
C.P. 11000, Mexico, D.F.
BY HAND
Dear Sirs:
     We refer to the Stock Pledge Agreement of December 18, 2007 (the “Agreement”) by and between Citibank, N.A. (“Citibank”), Acciones Y Valores Banamex, S.A. de C.V., Brokerage, Member of the Grupo Financiero Banamex (“Accival”), Ixe Banco, S.A. Trusts Division, on behalf of Trust F/466 (the “Guarantor”) and Eustaquio Tomas de Nicolas Gutierrez, Jose Ignacio de Nicolas Gutierrez, Julian de Nicolas Gutierrez, Gerardo de Nicolas Gutierrez Ana Luz de Nicolas Gutierrez And Juan Carlos Torres Cisneros (the “Borrowers”). The capitalized terms in this letter have the meaning attributed to them in the Agreement.
     Pursuant to the provisions of article 204 of the Securities Act and the terms and conditions of the Agreement, the Parties, by common accord, hereby appoint Invex Casa de Bolsa, S.A. de C.V., Invex Grupo Financiero, as executor of the guarantee provided in the Agreement. Accordingly, if you are accepting the appointment of the company you represent as executor of the Agreement, please sign the consent at the bottom of this Letter of Appointment, indicating the address for the delivery of any notices that may be necessary for the correct performance of your duties.
     Thank you for your attention to this matter. Please feel free to let us know if you have any questions or comments.

The “Guarantor”
“Citibank”	Ixe Banco, S.A. Trusts Division,
Citibank N.A.	on behalf of Trust F/466

By:	By: On its own behalf
Its: Legal Representative

The “Borrowers”

Eustaquio Tomas de Nicolas Gutierrez	Julian de Nicolas Gutierrez
[Signature]	[Signature]

Ana Luz de Nicolas Gutierrez	Jose Ignacio de Nicolas Gutierrez
[Signature]	[Signature]

Juan Carlos Torres Cisneros	Gerardo de Nicolas Gutierrez
[Signature]	[Signature]

“Accival”
Acciones Y Valores Banamex, S.A. De C.V., Brokerage,
Member Of The Grupo Financiero Banamex

By: Alberto Gómez Sandoval
By means of this letter, Invex Casa de Bolsa, S.A. de C.V., Invex Grupo Financiero, accepts its appointment as executor of the guarantee of the Agreement and grants its consent for all legal purposes and effects, indicating as its address for receiving and hearing all kinds of notices, the address located at Blvd. Manuel Avila Camacho #40 piso 9, Col. Lomas de Chapultepec, C.P. 11000, Mexico, D.F.
Invex Casa de Bolsa, S.A. de C.V., Invex Grupo Financiero

By: Ricardo Calderón Arroyo	By: Pablo Francisco Cuevas Palacios

COLLATERAL AGREEMENT
          For value received, and in consideration of one or more loans, letters of credit or other financial accommodations (including without limitation, entry into derivative or foreign exchange transactions) extended by JPMORGAN CHASE BANK, N.A. or any of its subsidiaries or affiliates (the “Bank”), to the undersigned and/or CR1 S.A. de C.V., CR2 S.A. de C.V., CR3 S.A. de C.V., CR4 S.A. de C.V. and CR5 S.A. de C.V. (the “Obligor”, and, if more than one, collectively, the “Obligor”), the undersigned and the Bank agree as follows:
     XX. Definitions.
          “Account Assets” means all Deposits, Securities, securities entitlements and any other assets held in trust, or in any custody, subcustody, safekeeping, investment management accounts, or other accounts of the undersigned with the Bank or any other custodian, trustee, Intermediary or Clearing System (all of which shall be considered “financial assets” under the UCC).
          “Account Control Agreement” means a securities account control agreement or other similar agreement with any Intermediary and shall specifically include any master securities account control agreement among the Bank and any of its affiliates, as amended from time to time.
          “Clearing System” means the Depository Trust Company (“DTC”), Cedel Bank, societe anonyme, the Euroclear system and such other clearing or safekeeping system that may from time to time be used in connection with transactions relating to or the custody of any Securities, and any depository for any of the foregoing.
          “Collateral” means: (i) the Deposits, Securities and Account Assets that are listed on Exhibit A; (ii) all additions to, and proceeds, renewals, investments, reinvestments and substitutions of, the foregoing, whether or not listed on Exhibit A; and (iii) all certificates, receipts and other instruments evidencing any of the foregoing.
          “Deposits” means the deposits of the undersigned with the Bank or with any other Intermediary (whether or not held in trust, or in any custody, subcustody, safekeeping, investment management accounts, or other accounts of the undersigned with the Bank or any other Intermediary).
          “Independent Collateral Requirement” means, with respect to any transaction of the type listed in Exhibit B hereto, the amount set forth in Exhibit B hereto in respect of such transaction.
          “Intermediary” means any party acting as a financial intermediary or securities intermediary, including, without limitation, affiliates of the Bank that are parties to any Account Control Agreement from time to time.
          “ISDA Master Agreement” means any Master Agreement (Multicurrency – Cross Border) (“1992 Master Agreement form”) or any 2002 Master Agreement (“2002 Master Agreement form”) entered into or deemed entered into, now or hereafter, between the Bank and the Obligor, as may be amended, supplemented, or otherwise modified from time to time.”
          “Liabilities” means indebtedness, obligations and liabilities of any kind of the Obligor or of the undersigned to the Bank, now or in the future, absolute or contingent, direct or indirect, joint or several, due or not due, arising by operation of law or otherwise, and costs and expenses incurred by the Bank in connection with the Collateral, this Agreement or any Liability Document (including, without limitation, as of any date, the amount, if any, determined by the Bank that would be payable to the Bank by the Obligor in accordance with the provisions of section 6(e)(i)(4) in the case of the 1992 Master Agreement form or Section 6(e)(i) in the case of the 2002 Master

Agreement form, in each case as though such date were an Early Termination Date in respect of all Transactions outstanding under the ISDA Master Agreement, the Obligor were the Defaulting Party and, in the case of the 1992 Master Agreement form, (notwithstanding whether Loss or Market Quotation is the applicable payment measure) Loss were the applicable payment measure (terms used in this parenthetical that are not otherwise defined in this Agreement have the meanings set forth in the applicable ISDA Master Agreement)).
          “Liability Document” means any instrument, agreement or document evidencing, governing, or executed or delivered in connection with the Liabilities.
          “Securities” means the stocks, bonds and other instruments and securities, whether or not held in trust or in any custody, subcustody, safekeeping, investment management accounts or other accounts of the undersigned with the Bank or any other Intermediary and securities entitlements with respect to the foregoing.
          “UCC” means the Uniform Commercial Code in effect in the State of New York. Unless the context otherwise requires, all terms used in this Agreement which are defined in the UCC will have the meanings stated in the UCC.
     XXI. Grant of Security Interest.
          As security for the payment of all the Liabilities, the undersigned pledges, transfers and assigns to the Bank and grants to the Bank a security interest in and right of setoff against, the Collateral and hereby agrees to be bound by the terms of any Account Control Agreement among the Bank and its affiliates, as amended from time to time.
     XXII. Agreements of the Undersigned and Rights of the Bank.
          The undersigned agrees as follows and irrevocably authorizes the Bank to exercise the rights listed below, at its option, for its own benefit, either in its own name or in the name of the undersigned, and appoints the Bank as its attorney-in-fact to take all action permitted under this Agreement.
     1. Deposits: The Bank may: (i) renew the Deposits on terms and for periods the Bank deems appropriate; (ii) demand, collect, and receive payment of any monies or proceeds due or to become due under the Deposits; (iii) execute any instruments required for the withdrawal or repayment of the Deposits; (iv) in all respects deal with the Deposits as the owner; provided that, as to (ii) through (iv), until the occurrence of a Default (as defined below), the Bank will only take that action if, in its judgment, failure to take that action would impair its rights under this Agreement or diminish its operational control over Collateral.
     2. Securities: The Bank may: (i) transfer to the account of the Bank any Securities whether in the possession of, or registered in the name of, any Clearing System or held otherwise; (ii) transfer to the account of the Bank with any Federal Reserve Bank any Securities held in book entry form with any such Federal Reserve Bank; and (iii) transfer to the name of the Bank or its nominee any Securities registered in the name of the undersigned and held by the Bank and complete and deliver any necessary stock powers or other transfer instruments; provided that until the occurrence of a Default, the Bank will only take that action if, in its judgment, failure to take that action would impair its rights under this Agreement or diminish its operational control over Collateral, or if such Securities are held in a custody, investment management or similar account.

          The undersigned grants to the Bank an irrevocable proxy to vote any and all Securities and give consents, waivers and ratifications in connection with those Securities upon and after the occurrence of a Default.
          All payments, distributions and dividends in securities, property or cash shall be paid directly to and, at the discretion of the Bank, retained by the Bank and held by it, until applied as provided in this Agreement, as additional Collateral; provided that until the occurrence of a Default, interest on Deposits and cash dividends on Securities paid in the ordinary course will be paid to the undersigned.
     3. General: The Bank may, in its name, or in the name of the undersigned: (i) execute and file financing statements under the UCC or any other filings or notices necessary or desirable to create, perfect or preserve its security interest, all without notice (except as required by applicable law and not waivable) and without liability except to account for property actually received by it; (ii) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any item of the Collateral (but shall be under no obligation to do so); (iii) make any notification (to the issuer of any certificate or Security, or otherwise, including giving any notice of exclusive control to the Intermediary) or take any other action in connection with the perfection or preservation of its security interest or any enforcement of remedies, and retain any documents evidencing the title of the undersigned to any item of the Collateral; (iv) issue entitlement orders with respect to any of the Collateral.
          The undersigned agrees that it will not file or permit to be filed any termination statement with respect to the Collateral or any financing or like statement with respect to the Collateral in which the Bank is not named as the sole secured party, consent or be a party to any Account Control Agreement to which the Bank is not also a party or sell, assign, or otherwise dispose of, grant any option with respect to, or pledge, or otherwise encumber the Collateral provided, however, that until the occurrence of a Default, the undersigned may buy and sell Collateral subject to the other provisions of this Agreement, including but not limited to, Section 4. At the request of the Bank the undersigned agrees to do all other things which the Bank may deem necessary or advisable in order to perfect and preserve its security interest, perfection and operational control and to give effect to the rights granted to the Bank under this Agreement or enable the Bank to comply with any applicable laws or regulations. Notwithstanding the foregoing, the Bank does not assume any duty with respect to the Collateral and is not required to take any action to collect, preserve or protect its or the undersigned’s rights in any item of the Collateral. The undersigned releases the Bank and agrees to hold the Bank harmless from any claims, causes of action and demands at any time arising with respect to this Agreement, the use or disposition of any item of the Collateral or any action taken or omitted to be taken by the Bank with respect thereto. The undersigned releases each Intermediary and agrees to hold each Intermediary harmless from any claims, causes of action and demands at any time arising with respect to any instruction made by Bank to any Intermediary purporting to be made under this Agreement or any Account Control Agreement, it being understood that no Intermediary shall have any duty to investigate Bank’s right to issue any such instruction or any other matter related to any such instruction.

          The rights granted to the Bank pursuant to this Agreement are in addition to the rights granted to the Bank in any custody, investment management, trust, Account Control Agreement or similar agreement. In case of conflict between the provisions of this Agreement and of any other such agreement, the provisions of this Agreement will prevail.
     XXIII. Loan Value of the Collateral.
          The undersigned agrees that at all times the amount of the Liabilities plus the aggregate amount of any Independent Collateral Requirement may not exceed the aggregate Loan Value of the Collateral. The undersigned will, at the Bank’s option, either supplement the Collateral or make, or cause to be made, any payment under the Liabilities to the extent necessary to ensure compliance with this provision or the Bank may liquidate Collateral to the extent necessary to ensure compliance with this provision. “Loan Value” means the value assigned by the Bank from time to time, in its sole reasonable discretion, to each item of the Collateral. The ADRs of Desarrolladora Homex S.A. de C.V. (“Homex”) will have Loan Value in accordance with the following schedule:

		Per share price at which shares
		are not acceptable as additional	Per share price at which
Shares	Loan Value	Collateral	Loan Value equals zero
Homex ADRs	50%	USD42	USD30
Notwithstanding the foregoing, the Bank retains the right to determine Loan Value of the Collateral and eligibility of the Collateral.
     XXIV. Currency Conversion.
          For calculation purposes, any currency in which the Collateral is denominated (the “Collateral Currency”) will be converted into the currency of the Liabilities (the “Liability Currency”) at the spot rate of exchange for the purchase of the Liability Currency with the Collateral Currency quoted by the Bank at such place as the Bank deems appropriate (or, if no such rate is quoted on any relevant date, estimated by the Bank on the basis of the Bank’s last quoted spot rate) or another prevailing rate that the Bank deems more appropriate.
     XXV. Representations and Warranties.
          The undersigned represents and warrants (which representations and warranties will be deemed to be repeated by the undersigned on each date on which a transaction governed by the ISDA Master Agreement is entered into and on which Collateral is transferred to the Bank) that:
          (i) this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity;
          (ii) the execution, delivery and performance by the undersigned of this Agreement and all other documents contemplated hereby, do not and will not (i) conflict with or constitute a breach of, or default under, or require any consent under, or, except as contemplated hereby, result in the creation of any lien, charge or encumbrance upon the property or assets of the undersigned pursuant to any other agreement or instrument to which the undersigned is a party or is bound or by which its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Federal Reserve Board), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the undersigned;
          (iii) no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity is required as a condition to or in connection with the due and valid execution, delivery and performance by the undersigned of this Agreement;
          (iv) there are no actions, suits, investigations or proceedings pending or threatened at law, in equity, in arbitration or by or before any other authority involving or affecting: (i) the undersigned that, if adversely determined, are likely to have a material adverse effect on the prospects or condition of the undersigned; (ii) any material part of the assets or properties of the undersigned or any part of the Collateral; or (iii) any of the transactions contemplated in this Agreement. There are currently no material judgments entered against the undersigned and the undersigned is not in default with respect to any judgment, writ, injunction, order, decree or consent of any court or other judicial authority, which default is likely to have or has had a material adverse effect on the prospects or condition of the undersigned;
          (v) in the event the undersigned is not an Obligor, in executing and delivering this Agreement the undersigned has (i) without reliance on the Bank or any information received from the Bank and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Obligor, the Obligor’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Obligor or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Obligor on a continuing basis information concerning the Obligor and the Bank has no duty to provide to the undersigned any such information; (iii) full and complete access to the Liability Documents and any other documents executed in connection with the Liability Documents; (iv) not relied and will not rely upon any representations or warranties of the Bank not embodied herein or any acts heretofore or hereafter taken by the Bank (including but not limited to any review by the Bank of the affairs of the Obligor), and (v) determined that this Agreement will benefit the undersigned directly or indirectly;
          (vi) in the event that the undersigned is a partnership, limited liability partnership, corporation or limited liability company, the undersigned also represents and warrants that it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;
          (vii) in the event that the undersigned is a trust, the undersigned also represents and warrants that (i) it is a duly constituted and validly existing trust, (ii) the undersigned has delivered to the Bank a true, complete and accurate copy of the agreement pursuant to which it has been organized and all amendments and modifications thereto, and (iii) the trustees of the undersigned signing this Agreement have the legal capacity and full power and authority to execute, deliver, and perform their obligations under, and to bind the undersigned to perform its obligations under, this Agreement, and to execute and deliver any and all documents and instruments in connection therewith;
          (viii) The undersigned is the sole owner of the Collateral and the Collateral is free of all encumbrances except for the security interest in favor of the Bank created by this Agreement;
          (ix) as to Deposits and Account Assets, the undersigned has not withdrawn, canceled, been repaid or redeemed all or any part of any Deposits or Account Assets other than in compliance with this Agreement and there is no such pending application; and
          (x) as to Securities, the Securities have been duly authorized and are fully paid and non-assessable, there are no restrictions on pledge of the Securities by the undersigned nor on sale of the Securities by the Bank (whether pursuant to securities laws or regulations or shareholder, lock-up or other similar agreements) and the Securities are fully marketable by the Bank as pledgee, without regard to any holding period, manner of sale, volume limitation, public information or notice requirements.
     XXVI. Default.
          Each of the following is an event of default (“Default”):
          (i) any sum payable on any of the Liabilities is not paid within 3 days when due; (ii) any representation and warranty of the undersigned or any party liable on or for any of the Liabilities (including but not limited to the Obligor, a “Liability Party”) in this Agreement or in any Liability Document shall prove to have been incorrect in any material respect on or after the date hereof; (iii) the undersigned or any Liability Party fails to perform or observe any term, covenant, or condition under this Agreement or under any Liability Document; (iv) any indebtedness of the undersigned or any Liability Party or interest or premium thereon is not paid when due (whether by scheduled maturity, acceleration, demand or otherwise); (v) the undersigned or any Liability Party: (a) is generally not, or is unable to, or admits in writing its inability to, pay its debts as its debts become due; (b) makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets; (c) commences any proceeding under any law relating to bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation; (d) has any such petition filed, or any such proceeding has been commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of 30 days; (e) has a receiver, custodian or trustee appointed for all or a substantial part of its property; or (f) takes any action effectuating, approving or consenting to any of the events described in this section (v); (vi) the undersigned or any Liability Party shall die, dissolve or for any reason cease to be in existence or merge or consolidate; or if the undersigned or any Liability Party is a partnership, limited liability partnership or limited liability company, any general partner, partner or member (other than the spouse of a Third party guarantor), respectively, shall die, dissolve or for any reason cease to be in existence or cease to be a partner or member, as the case may be, or shall merge or consolidate; (vii) the undersigned or any

Liability Party is involved in a proceeding relating to, or which may result in, a forfeiture of all or a substantial part of the undersigned’s or any Liability Party’s assets or a material judgment is entered against the undersigned or any Liability Party; (viii) there is, in the reasonable opinion of the Bank, a material adverse change in the business, prospects or financial condition of the undersigned or any Liability Party or (ix) an Event of Default with respect to the Obligor has occurred and is continuing or an Early Termination Date has occurred or been designated as a result of an Event of Default with respect to the Obligor notwithstanding whether any such Event of Default would otherwise constitute a Default under subparts (i) through (viii) of this Section 7 (the terms Event of Default and Early Termination Date as used in this subpart (ix) have the respective meanings set forth in the ISDA Master Agreement).
     XXVII. Remedies.
          On a Default, the Bank will have the rights and remedies under the UCC and the other rights granted to the Bank under this Agreement and may exercise its rights without regard to any premium or penalty from liquidation of any Collateral and without regard to the undersigned’s basis or holding period for any Collateral.
          The Bank may sell in the Borough of Manhattan, New York City, or elsewhere, in one or more sales or parcels, at the price as the Bank deems best, for cash or on credit or for other property, for immediate or future delivery, any item of the Collateral, at any broker’s board or at public or private sale, in any reasonable manner permissible under the UCC (except that, to the extent permissible under the UCC, the undersigned waives any requirements of the UCC) and the Bank or anyone else may be the purchaser of the Collateral and hold it free from any claim or right including, without limitation, any equity of redemption of the undersigned, which right the undersigned expressly waives.
          The Bank may also, in its sole discretion: (i) convert any part of the Collateral Currency into the Liability Currency; (ii) hold any monies or proceeds representing the Collateral in a cash collateral account in the Liability Currency or other currency that the Bank reasonably selects; (iii) invest such monies or proceeds on behalf of the undersigned; and (iv) apply any portion of the Collateral, first, to all costs and expenses of the Bank, second, to the payment of interest on the Liabilities and any fees or commissions to which the Bank may be entitled, third, to the payment of principal of the Liabilities, whether or not then due, and fourth, to the undersigned.
          The undersigned will pay to the Bank all expenses (including attorneys’ fees and legal expenses incurred by the Bank and the allocated costs of its in-house counsel) in connection with the reasonable exercise of any of the Bank’s rights or obligations under this Agreement or the Liability Documents. The undersigned will take any action requested by the Bank to allow it to sell or dispose of the Collateral. Notwithstanding that the Bank may continue to hold Collateral and regardless of the value of the Collateral, the applicable Liability Party will remain liable for the payment in full of any unpaid balance of the Liabilities.
     XXVIII. Jurisdiction.
          To the maximum extent not prohibited by applicable law, the undersigned hereby irrevocably: (i) submits to the jurisdiction of any New York state or United States federal court sitting in New York City over any action or proceeding arising out of this Agreement;(ii) agrees that all claims in respect of such action or proceeding may be held and determined in such New York state or federal court; (iii) agrees that any action or proceeding brought against the Bank may be brought only in a New York state or United States federal court sitting in New York county; (iv) consents to the service of process in any such action or proceeding in either of said courts by mailing thereof by the Bank by registered or certified mail, postage prepaid, to the undersigned at its address specified on the signature page hereof, or at the undersigned’s most recent mailing address as set forth in the records of the Bank; and (v) waives any defense on the basis of inconvenient forum.
          The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit or proceeding in such state. Nothing herein shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the undersigned or its property in the courts of any other jurisdiction.
     XXIX. Waiver of Jury Trial.
     THE UNDERSIGNED AND THE BANK EACH WAIVE ANY RIGHT TO JURY TRIAL.
     XXX. Notices.
          Unless otherwise agreed in writing, notices may be given to the Bank and the undersigned at their telecopier numbers (confirmed by telephone to their telephone numbers) or addresses listed on the signature page of this Agreement, or such other telecopier (and telephone) number or addresses communicated in writing by either party to the other. Notices to the Bank are effective on receipt.
     XXXI. Unconditional Obligations.
          If the undersigned is not an Obligor, the undersigned’s obligations under this Agreement are absolute and unconditional irrespective of: (a) any change in the amount, time, manner or place of payment of, or in any other term of, all or any of the Liability Documents or the Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Liability Document or the Liabilities; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any item of the Collateral, for all or any of the Liability Documents or the Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Liability Document or the Liabilities; (d) without being limited by the foregoing, any lack of validity or enforceability of any Liability Document or the Liabilities; and (e) any other defense, setoff or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Liability Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Obligor or a guarantor.
     XXXII. Miscellaneous.
     1. As used herein, the term undersigned shall include all signatories hereto, if more than one. In such event, the obligations, representations and warranties of the undersigned hereunder shall be joint and several. This Agreement shall be binding on the undersigned and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, except that the undersigned may not delegate any of its obligations hereunder without the prior written consent of the Bank.
     2. No amendment or waiver of any provision of this Agreement nor consent to any departure by the undersigned will be effective unless it is in writing and signed by the undersigned and the Bank and will be effective only in that specific instance and for that specific purpose. No failure on the part of the Bank to exercise, and no delay in exercising, any right will operate as a waiver or preclude any other or further exercise or the exercise of any other right.
     3. The rights and remedies in this Agreement are cumulative and not exclusive of any rights and remedies which the Bank may have under law or under other agreements or arrangements with the undersigned or any Liability Party.
     4. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement is not valid or enforceable in whole or in part in any jurisdiction, that provision will, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without in any manner affecting the validity or enforceability in any other jurisdiction or the remaining provisions of this Agreement.
     5. The undersigned hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Collateral and any other notices and demands, whether or not relating to those instruments.
     6. This Agreement is governed by and construed according to the law of the State of New York, without regard to the conflict of laws principles, and with the laws of the United States of America as applicable.
     7. This Agreement constitutes a Credit Support Document under the ISDA Master Agreement in respect of the Obligor.

IN WITNESS WHEREOF, the undersigned has signed this Agreement as of this ___day of October, 2007.
accepted:
JPMorgan Chase Bank, N.A.

By:

Name:
Title:
Address for notices to the Bank:
JPMorgan Chase Bank, N.A.
345 Park Avenue
New York, New York 10154-1002
Attn: Jorge E. Sosa
Telecopier: 212-464-0901
Telephone: 212-464-0233
With a copy to:
JPMorgan Chase Bank, N.A.
270 Park Avenue, 41st Floor
New York, New York 10017-2070
Attn: Legal Department – Derivatives Practice Group
Telecopier: (212) 270-3625

Fideicomiso F/466
Address for notices:

Telecopier:
Telephone:

EXHIBIT A
DESCRIPTION OF THE COLLATERAL
23. Deposits

Type of Deposit	Location	Account, Contract or
(CD, TD, etc.)	(NY, IBF-NY, etc.)	Certificate No.

24. Stocks, Bonds and Other Instruments and Securities

Certificate
Nature of Security			Number (if
or Obligation	Name of Issuer	Number of Units	applicable)

25. All Assets Held or To Be Held in the Following Custody or Subcustody Accounts, Safekeeping Accounts, Investment Management Accounts and/or other account with Intermediary:
          Account Number

EXHIBIT B
“Independent Collateral Requirement” means, with respect to any transaction between the Bank and the Obligor, the amount as specified in writing for such transaction by the Bank to the Obligor or the undersigned; provided, however, that if the transaction is governed by the ISDA Master Agreement and an amount is not so specified, then the Independent Collateral Requirement shall be 20% of the Notional Amount (as defined in the definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) that are applicable to such transaction) for such transaction; provided, further, that:
(i) if such transaction is an FX Transaction or Currency Option Transaction, the Independent Collateral Requirement shall be 10% of the USD amount involved in such transaction (provided, however, that if there is no USD amount involved in such a transaction, then 10% of the USD equivalent, as determined by the Bank in good faith, of the amount payable to the Bank at any time under such transaction (for this purpose, all Currency Option Transactions will be treated as Deliverable Currency Option Transactions and the amount payable to the Bank is determined on the basis that such Currency Option Transaction will be exercised)) (terms used in this subpart (i) and not otherwise defined in this Agreement have the meanings set forth in the 1998 FX and Currency Option Definitions as published by ISDA, the Emerging Market Traders Association and The Foreign Exchange Committee),
(ii) if such transaction is an Equity Option, the Independent Collateral Requirement shall be 30% of the Notional Amount of such transaction if a Notional Amount is involved and otherwise 30% of the product of the Strike Price times the Option Entitlement (if any) times the Number of Options of such transaction (terms used in this subpart (ii) and not otherwise defined in this Agreement have the meanings set forth in the 1996 Equity Derivatives Definitions as published by ISDA),
(iii) if such transaction is a transaction involving a Commodity, the Independent Collateral Requirement shall be an amount equal to 40% times the highest Notional Quantity for a Calculation Period (or if there is only one Calculation Period, the Total Notional Quantity) times the Specified Price on the Trade Date of such transaction (terms used in this subpart (iii) and not otherwise defined in this Agreement have the meanings set forth in the 1993 Commodity Derivatives Definitions, as supplemented by the 2000 Supplement to the 1993 Commodity Derivatives Definitions, as published by ISDA), and
(iv) if such transaction is a Swap Transaction, the Independent Collateral Requirement shall be 10% of the Notional Amount (provided, however, that if there is more than one Notional Amount, then 10% of the Notional Amount applicable to the Obligor) (terms used in this subpart (iv) and not otherwise defined in this Agreement have the meanings set forth in the 2000 ISDA Definitions as published by ISDA).
Except as otherwise provided, if any transaction involves more than one Notional Amount, the higher value will apply for purposes of this calculation. If in any case the relevant amount is not expressed in USD, the USD equivalent thereof, as determined by the Bank, shall be applicable for the purposes of determining the Independent Collateral Requirement.